UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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NU SKIN ENTERPRISES, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NU SKIN ENTERPRISES, INC.
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Nu Skin Enterprises, Inc., a Delaware corporation, will be held at 11:00 a.m., Mountain Daylight Time, on June 3, 2020. At the Annual Meeting, you will be asked to consider and vote on the following matters, which are more fully described in the Proxy Statement:
1.	To elect the eight directors named in the Proxy Statement;
2.	To hold an advisory vote to approve our executive compensation;
3.	To approve our Third Amended and Restated 2010 Omnibus Incentive Plan;
4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and
5.	To transact such other business as may properly come before the Annual Meeting.
The Board of Directors has fixed the close of business on April 6, 2020, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Attending and Voting at the Annual Meeting
In response to the COVID-19 outbreak and public health concerns with in-person gatherings, the Annual Meeting will be held virtually, with attendance via live audio webcast. You will not be able to attend the Annual Meeting in person. You may attend the online meeting by visiting https://web.lumiagm.com/290670911 and doing the following

−	Registered stockholders. Click on “I have a control number” and enter the 11-digit control number and meeting code that are provided on your proxy card or Notice of Internet Availability of Proxy Materials.

−	Beneficial stockholders (i.e., stockholders who hold their shares through a broker, bank or other nominee). Click on “General Access” and enter your name and email address.

Means for submitting written questions, voting and viewing a list of stockholders entitled to vote at the meeting will be provided under both entrance methods. Beneficial stockholders who wish to vote at the meeting will need to obtain a “legal proxy” from their broker, bank or other nominee before the meeting and send it to an email address that will be provided at the meeting. In some cases, a legal proxy may be obtained by visiting www.proxyvote.com and entering the control number provided by the broker, bank or other nominee.
Entrance to the Annual Meeting will open 30 minutes before the designated start time. We recommend that you access the meeting website prior to the designated start time to ensure that you are logged in when the meeting begins. You will need to use the latest version of your web browser.

You are cordially invited to attend the virtual Annual Meeting. However, to ensure your representation at the Annual Meeting, please mark, sign, date and return the accompanying proxy card as promptly as possible in the enclosed postage-paid envelope, or use the internet or telephone methods that are described on the proxy card. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2020: The proxy statement and annual report to stockholders are available at www.proxydocs.com/NUS.
By Order of the Board of Directors,

STEVEN J. LUND
Chairman of the Board
Provo, Utah April 13, 2020

PROXY SUMMARY
The following summary provides quick information for purposes of Nu Skin’s 2020 Annual Meeting. It does not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting. This proxy statement and form of proxy are first being sent or given to our stockholders on or about April 22, 2020.
ANNUAL MEETING INFORMATION
Date:	June 3, 2020
Time:	11:00 a.m., Mountain Daylight Time
Access:
In response to the COVID-19 outbreak and public health concerns with in-person gatherings, the Annual Meeting will be held virtually, with attendance via live audio webcast at https://web.lumiagm.com/290670911. You will not be able to attend the Annual Meeting in person. Details for accessing the meeting are provided in this proxy statement.

Record date:	April 6, 2020
PROPOSALS
Proposal		Board Recommendation	More Information
1.	Election of the eight directors named in this Proxy Statement	For each director nominee	Page 3
2.	Approval of our executive compensation*	For	Page 47
3.	Approval of our Third Amended and Restated 2010 Omnibus Incentive Plan	For	Page 49
4.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020*	For	Page 62

* Advisory vote
CORPORATE GOVERNANCE AND COMPENSATION HIGHLIGHTS
See pages 7 and 19, respectively.

BOARD COMPOSITION
Average tenure: Average age:	11.6 years 62	Independence Standing committee independence Gender diversity
DIRECTOR NOMINEES
Name and Primary Occupation	Tenure	Age*	Independent	Committee Membership**
				A	EC	NCG
Daniel W. Campbell Lead Independent Director Managing General Partner of EsNet, Ltd.	1997	65	✔	✔	✔
Andrew D. Lipman Partner, Morgan, Lewis & Bockius LLP	1999	68	✔		✔	✔
Steven J. Lund Executive Chairman of the Board	1996	66
Laura Nathanson Retired	2019	62	✔		✔	✔
Thomas R. Pisano Retired	2008	75	✔	✔	✔
Zheqing (Simon) Shen Founding Member, ZQ Capital Limited	2016	40	✔			✔
Ritch N. Wood CEO, Nu Skin Enterprises, Inc.	2017	54
Edwina D. Woodbury President and CEO, The Chapel Hill Press, Inc.	2015	68	✔	✔		✔

* As of April 1, 2020
** A = Audit; EC = Executive Compensation; NCG = Nominating and Corporate Governance

PROXY STATEMENT
SOLICITATION OF PROXIES
The accompanying proxy is solicited on behalf of the Board of Directors of Nu Skin Enterprises, Inc. (“Nu Skin,” “we,” “us,” or “the company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) on June 3, 2020, at 11:00 a.m., Mountain Daylight Time, and at any adjournment or postponement thereof. In response to the COVID-19 outbreak and public health concerns with in-person gatherings, the Annual Meeting will be held virtually, with attendance via live audio webcast at https://web.lumiagm.com/290670911. You will not be able to attend the Annual Meeting in person.
At the Annual Meeting, you will be asked to consider and vote on the following matters, which are more fully described in this Proxy Statement:
1.	To elect the eight directors named in the Proxy Statement;
2.	To hold an advisory vote to approve our executive compensation;
3.	To approve our Third Amended and Restated 2010 Omnibus Incentive Plan;
4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and
5.	To transact such other business as may properly come before the Annual Meeting.
This proxy statement and form of proxy are first being sent or given to our stockholders on or about April 22, 2020. We will bear the cost of solicitation of proxies. Expenses include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our voting stock. Our regular employees may further solicit proxies by telephone, by mail, in person or by electronic communication and will not receive additional compensation for such solicitation.
VOTING PROVISIONS
Record Date; Shares Outstanding. Only stockholders of record at the close of business on April 6, 2020 are entitled to vote at the Annual Meeting. As of this record date, 52,636,681 shares of our Class A Common Stock were issued and outstanding. Each outstanding share of Class A Common Stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting.
How Proxies Will Be Voted. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted as directed by the stockholder. In the absence of specific instructions, proxies will be voted in accordance with the Board of Directors’ recommendations “FOR” the election of each director nominee and “FOR” Proposals 2, 3 and 4. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, proxies will be voted for such other person or persons as may be designated by the Board of Directors. If any other matters properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

Revocability of Proxy. Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later-dated proxy and delivering it to our Corporate Secretary, or by voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote at the Annual Meeting you will be required to present a “legal proxy” from your broker, bank or other nominee, as described below.
Attending and Voting at the Annual Meeting. You may attend the online meeting by visiting https://web.lumiagm.com/290670911 and doing the following:
−
Registered stockholders. Click on “I have a control number” and enter the 11-digit control number and meeting code that are provided on your proxy card or Notice of Internet Availability of Proxy Materials.

−	Beneficial stockholders (i.e., stockholders who hold their shares through a broker, bank or other nominee). Click on “General Access” and enter your name and email address.
Means for submitting written questions, voting and viewing a list of stockholders entitled to vote at the meeting will be provided under both entrance methods. Beneficial stockholders who wish to vote at the meeting will need to obtain a “legal proxy” from their broker, bank or other nominee before the meeting and send it to an email address that will be provided at the meeting. In some cases, a legal proxy may be obtained by visiting www.proxyvote.com and entering the control number provided by the broker, bank or other nominee.
Entrance to the Annual Meeting will open 30 minutes before the designated start time. We recommend that you access the meeting website prior to the designated start time to ensure that you are logged in when the meeting begins. You will need to use the latest version of your web browser.
Quorum. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of the Class A Common Stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxy that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not permitted to vote on a particular proposal without instructions from the beneficial owner and instructions are not given) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non-votes will not be voted on proposals on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (the “NYSE”), including Proposals 1, 2 and 3.
Voting Standards and Effects. Pursuant to our bylaws, for a director nominee to be elected or for a proposal to be approved, such director nominee or proposal must receive more “for” votes than “against” votes. Except as discussed below with respect to Proposal 3, shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the determination of any of the proposals. Additional provisions applying to the matters to be acted upon at the Annual Meeting are as follows:
−
Proposal 1. If an incumbent director does not receive the required majority, the director shall resign pursuant to an irrevocable resignation that was required to be tendered prior to his or her nomination and effective upon (i) such person failing to receive the required majority vote and (ii) the Board’s acceptance of such resignation. Within 90 days after the date of the certification of the election results, the Board will determine whether to accept or reject the resignation or whether other action should be taken, and the Board will publicly disclose its decision.

−	Proposals 2 and 4. Proposals 2 and 4 are stockholder advisory votes and will not be binding on the Board of Directors.
−
Proposal 3. Under NYSE listing standards, approval of Proposal 3 will require approval by a majority of the votes cast at the meeting in person or by proxy, and for purposes of the NYSE listing standards, abstentions will have the effect of votes cast against Proposal 3.

PROPOSAL 1: ELECTION OF DIRECTORS
Directors are elected at each annual meeting of stockholders and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders or until their earlier death, resignation or removal. Our Bylaws provide that the Board of Directors will consist of a minimum of three and a maximum of fifteen directors, with the number being designated by the Board. The current number of authorized directors is eight.
Set forth below are the name, age as of April 1, 2020, business experience and other qualifications of each of our eight director nominees, listed in alphabetical order. All of our current directors were previously elected to their present term of office at our 2019 annual meeting of stockholders, and all of the director nominees are current directors of our company. We are not aware of any family relationships among any of our directors, director nominees or executive officers.
Daniel W. Campbell

Director since 1997	Lead Independent Director

Audit Committee

Executive Compensation Committee

Daniel W. Campbell, 65, has been a Managing General Partner of EsNet, Ltd., a privately held investment company, since 1994. He served on the Utah State Board of Regents for Higher Education from 2010 to 2019, having served as its Vice Chair from 2012 to 2014 and as Chair from 2014 to 2018. From 1992 to 1994, Mr. Campbell was the Senior Vice President and Chief Financial Officer of WordPerfect Corporation, a software company, and prior to that was a partner of Price Waterhouse LLP. He received a B.S. degree from Brigham Young University.
Mr. Campbell is a recognized business leader with expertise in the areas of finance, accounting, transactions, corporate governance and management. In addition, through his experience as a partner of an international accounting firm, and later as Chief Financial Officer of a large technology company, Mr. Campbell has developed deep insight into the management, operations, finances and governance of public companies.

Andrew D. Lipman

Director since 1999	Executive Compensation Committee

Nominating and Corporate Governance Committee (Chair)

Andrew D. Lipman, 68, is a partner and head of the Telecommunications, Media and Technology Group at Morgan, Lewis & Bockius LLP, an international law firm that he joined in 2014. He previously held similar positions with Bingham McCutchen LLP from 2006 to 2014 and Swidler Berlin LLP from 1988 to 2006. From 2000 to 2013, Mr. Lipman served as a member of the board of directors of The Management Network Group, Inc., a telecommunications related consulting firm, and from 2007 to 2013, he served as a member of the board of directors of Sutron Corporation, a provider of hydrological and meteorological monitoring products. He received a B.A. degree from the University of Rochester and a J.D. degree from Stanford Law School.
Mr. Lipman is a highly experienced senior lawyer and business advisor with over 40 years of experience dealing with international regulatory, technology and marketing issues in multiple countries. In addition, he has extensive experience in corporate governance and related legal and transactional issues. Mr. Lipman has worked closely with dozens of public companies, including service on the boards of a variety of companies in several industries. His experience also includes managing and implementing strategic initiatives and launching new products and markets globally in competitive industries.

Steven J. Lund

Director since 1996 (includes three-year leave of absence)	Executive Chairman of the Board

Steven J. Lund, 66, has served as the Chairman of the Board since 2012. Mr. Lund previously served as Vice Chairman of the Board from 2006 to 2012. Mr. Lund served as President, Chief Executive Officer and a director of our company from 1996, when our company went public, until 2003, when he took a three-year leave of absence. Mr. Lund was a founding stockholder of our company. Mr. Lund is a trustee of the Force for Good Foundation, a charitable organization that our company established in 1996 to help encourage and drive the philanthropic efforts of our company, its employees, its sales force and its customers to enrich the lives of others. Mr. Lund worked as an attorney in private practice prior to joining our company as Vice President and General Counsel. He received a B.A. degree from Brigham Young University and a J.D. degree from Brigham Young University’s J. Reuben Clark Law School.
Mr. Lund brings to the Board over 30 years of company and industry knowledge and experience as a senior executive, including service as our General Counsel, Executive Vice President, and President and Chief Executive Officer. He played an integral role in managing our growth from start-up through his term as President and Chief Executive Officer. Mr. Lund also served on the executive board of the United States Direct Selling Association. A respected business and community leader, he currently serves on the Utah State Board of Regents for Higher Education and previously served as chairman of the board of trustees of Utah Valley University.

Laura Nathanson

Director since 2019	Executive Compensation Committee

Nominating and Corporate Governance Committee

Laura Nathanson, 62, recently retired from The Walt Disney Company in July 2019 after 21 years of service in sales and advertising positions. From 2017 to 2019, she served as Executive Vice President of Revenue and Operations at Disney Advertising Sales, and from 2002 to 2017, she served as Executive Vice President of Sales and Marketing at ABC Family/Freeform. Prior to 2002, she served in various other sales and advertising positions with ABC Network Sales, Fox Broadcasting and media agencies. She received a B.A. from Wesleyan University.
Ms. Nathanson is an experienced leader who brings to the Board her expertise in sales and advertising, as well as a strong customer focus that is built on a 40-year career in connecting with and communicating with customers. Business strategy is also one of Ms. Nathanson’s strengths; during her career, she has recognized and understood shifts in the business landscape, such as the rise of the millennial demographic and the trend toward digital advertising, and has quickly adapted to these shifts, enabling her companies to capitalize on them at an early stage. She also has experience in streamlining business processes and in promoting sales through digital and social media.

Thomas R. Pisano

Director since 2008	Audit Committee

Executive Compensation Committee (Chair)

Thomas R. Pisano, 75, served as Chief Executive Officer and a director of Overseas Military Sales Corp., a marketer of motor vehicles, from 2005 until his retirement in 2010. From 1998 to 2004, he served as the Chief Operating Officer and a director of Overseas Military Sales Corp. From 1995 to 1997, he served as Vice President and Head of the International Division for The Topps Company, Inc., a sports publications and confectionery products company. Prior to that, he served in various positions, including Vice President of Global New Business Development, for Avon Products, Inc., a direct seller of personal care products, from 1969 to 1994. He received a B.S. from the Georgia Institute of Technology and an M.B.A. from Dartmouth College.
Mr. Pisano is an experienced senior executive who is an expert in the direct selling, personal care, beauty products and other consumer goods industries. During his 25-year career at Avon Products, Inc., he was responsible for global new business development, which included new geographic market openings and launching new product lines globally. He was also responsible for the operation of international businesses in Latin America, Europe and Asia. During his international business career at Avon, Topps and OMSC, he traveled to and conducted business in 50 countries.

Zheqing (Simon) Shen

Director since 2016	Nominating and Corporate Governance Committee

Zheqing (Simon) Shen, 40, is the founding member of ZQ Capital Limited, a boutique investment and advisory firm. Prior to founding ZQ Capital in 2015, Mr. Shen was managing director and head of the China Financial Institutions Business at Barclays from 2011 to 2015. From 2004 to 2010, he worked with Goldman Sachs as an investment banker in its New York and Hong Kong offices. In addition to his service on our Board, Mr. Shen has also served since 2016 on the board of directors and the Audit, Remuneration and Nomination Committees of KFM Kingdom Holdings Limited, a precision metals engineering and manufacturing company that is listed on the Hong Kong Stock Exchange. Mr. Shen has a B.A. in mathematics and economics from Wesleyan University.
Mr. Shen brings to the Board valuable expertise in helping global companies realize their growth potential in Mainland China, which is one of our company’s key markets. He has spent much of his career working in Asia capital markets, and he has a strong network in Mainland China and valuable local knowledge of Mainland China. His depth of experience with financial and investment matters is also valuable to the Board.

Ritch N. Wood

Director since 2017

Ritch N. Wood, 54, was appointed to serve as our Chief Executive Officer in 2017. He previously served as our Chief Financial Officer since 2002. He was named CFO of the Year by Utah Business Magazine in 2010. Mr. Wood joined our company in 1993 and served in various capacities before his appointment as Chief Financial Officer, including Vice President of Finance and Vice President of New Market Development. Mr. Wood is a trustee of the Force for Good Foundation, a charitable organization that our company established to help drive our philanthropic efforts. Prior to joining us, he worked for the accounting firm of Grant Thornton LLP. Mr. Wood earned a B.S. and a M.Acc. degree from Brigham Young University.
Mr. Wood brings to the Board expertise in accounting, finance, investor relations and management. With his service as our Chief Executive Officer and as our Chief Financial Officer for 14 years, Mr. Wood also has a deep understanding of our business globally, including our markets, financial matters, products and product development, personnel, compensation plans and sales force. He has played an important role in managing the growth of our business while prioritizing profitability and stockholder value; during his tenure as Chief Financial Officer from 2002 to 2017, our revenue more than doubled and our earnings per share tripled. Mr. Wood’s leadership has been integral to the success of several of our key initiatives in recent years.

Edwina D. Woodbury

Director since 2015	Audit Committee (Chair)

Nominating and Corporate Governance Committee

Edwina D. Woodbury, 68, has been President and Chief Executive Officer of The Chapel Hill Press, Inc., a publishing services company, since 1999. Ms. Woodbury has over 20 years of experience in the direct selling and personal care products industries, having served at Avon Products, Inc. as Chief Financial and Administrative Officer and in other finance and operations positions from 1977 to 1998. From 1997 to 2015, Ms. Woodbury served as a member of the board of directors of RadioShack Corporation, a retail consumer electronics company. In addition, from 2005 to 2010, Ms. Woodbury served as a member of the board of directors of R.H. Donnelley Corporation, a publishing and marketing company, and from 2000 to 2005, she served as a director of Click Commerce, Inc., a research solutions company. Ms. Woodbury also served on the board of directors at the nonprofit Medical Foundation of North Carolina from 2009 to 2018. She received a B.S.B.A from the University of North Carolina.
Ms. Woodbury has extensive experience and understanding of our industry. While serving in various roles of increasing responsibility during her 21 years at Avon Products, Inc., she gained an in-depth understanding of the financial and internal control-related issues associated with global companies in our industry. She also brings to the Board valuable perspective from her service on other public company boards. While serving on the boards at Click Commerce, R.H. Donnelley and RadioShack, she (1) served on and chaired each board’s audit committee; (2) served on the compensation committee at R.H. Donnelley and chaired it at RadioShack; and (3) served on the nominating and governance committee at Click Commerce and RadioShack.

Each nominee was recommended by the Nominating and Corporate Governance Committee for election and has consented to being named in this proxy statement and to serve if elected. Although we do not know of any reason for which any nominee might become unavailable to serve on the Board, if that should happen, the Board may designate a substitute nominee. Shares represented by proxies will be voted for any substitute nominee so designated.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE EIGHT NOMINEES TO OUR BOARD OF DIRECTORS.

CORPORATE GOVERNANCE
Corporate Governance Highlights
Board of Directors Independence and Committee Structure
−	Separate Chairman of the Board and CEO. The positions of Chairman of the Board and CEO are filled by Mr. Lund and Mr. Wood, respectively.
−	Lead Independent Director. Our independent directors have designated Mr. Campbell as Lead Independent Director.
−	Limitation on Management Directors. All of our current directors are independent of the company and management except for Mr. Lund, who is one of our company’s founders, and Mr. Wood, our CEO.
−	Meetings of Independent Directors. All independent directors meet regularly in executive session. Mr. Campbell, the Lead Independent Director, chairs these sessions.
−	Independent Committees. Only independent directors serve on our Audit, Executive Compensation, and Nominating and Corporate Governance Committees.
−	Annual Board and Committee Performance Evaluations. The performance of the Board and each Board committee is evaluated at least annually.
Election of Directors
−	Annual Election of Directors. All of our directors are elected annually; we do not have a staggered board.
−
Majority Voting in Uncontested Director Elections and Resignation Policy. Our Bylaws provide that director nominees must be elected by a majority of the votes cast in uncontested elections. For an incumbent director to be nominated for re-election, she or he must tender an irrevocable resignation that will be effective upon (i) the failure to receive the required vote for director election at the next annual meeting at which they face re-election and (ii) Board acceptance of such resignation.

Stock-Related Matters
−
Equity Retention Requirements. We have equity retention requirements that apply to our directors and executive officers, designed to align directors’ and executive officers’ interests with those of stockholders. For a description of these requirements, see “Executive Compensation: Compensation Discussion and Analysis—Equity Retention Guidelines.”

−
Hedging Policy. Our directors and employees, including officers, are prohibited from engaging in any hedging transactions with respect to our securities, including through the use of short sales, put options and financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds. This prohibition applies regardless of whether the director’s or employee’s securities were granted as compensation and regardless of whether the director or employee holds the securities directly or indirectly.

−	Pledging Policy. Our directors and employees, including officers, are prohibited from pledging their securities in our company.

Director Independence
The Board of Directors has determined that each of the current directors listed below is an “independent director” under the listing standards of the NYSE.
Daniel W. Campbell	Andrew D. Lipman	Laura Nathanson

Thomas R. Pisano	Zheqing (Simon) Shen	Edwina D. Woodbury
In assessing the independence of the directors, the Board determines whether or not any director has a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board considers all relevant facts and circumstances in making independence determinations, including the existence and scope of any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.
Board Leadership Structure
We currently separate the roles of Chairman of the Board and CEO. However, the Board has not adopted a policy with regard to whether the same person should serve as both the Chairman of the Board and CEO or, if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors or should be an employee. The Board believes it is most appropriate to retain the discretion and flexibility to make such determinations at any given point in time in the way that it believes best to provide appropriate leadership for the company at that time. We have determined that our current separation of the roles of Chairman of the Board and CEO is appropriate given the differences in the roles and duties of the two positions and the individuals currently serving in these positions.
The Board has created the Lead Independent Director position to provide independent leadership of the Board’s affairs on behalf of our stockholders and to promote open communication among the independent directors. Our Corporate Governance Guidelines provide that the Lead Independent Director (i) is designated by the non-management directors; (ii) consults with the Chairman of the Board and the CEO regarding agenda items for Board meetings; (iii) chairs executive sessions of the Board’s independent directors; and (iv) performs such other duties as the Board deems appropriate.
Risk Oversight
Our Board of Directors has primary responsibility for risk oversight. Except with regard to certain strategically significant risks, the Board administers its risk oversight function through the Audit Committee, Nominating and Corporate Governance Committee and Executive Compensation Committee. The committee charters include the following subject-matter parameters for risk oversight:
Audit Committee	Nominating and Corporate Governance Committee	Executive Compensation Committee
− Major financial risk exposures − Operational risks related to information systems and facilities − Public disclosure and investor related risks	− Corporate governance risks − Operational risks not assigned to the Audit Committee − Compliance and regulatory risks − Reputational risks	− Compensation practices related risks − Human resources risks
The committees, or the Board in the case of risks it determines to oversee directly, are responsible for overseeing and discussing with management our risk assessment and risk management programs and plans. Management periodically reports to the Board or applicable committee on our risks and the internal processes, practices and controls attendant to the risks. Following these reports by management, the Audit Committee periodically receives reports regarding the Nominating and Corporate Governance Committee’s and Executive Compensation Committee’s risk-oversight efforts.

Because the Board and management recognize the importance of maintaining the trust and confidence of our employees, sales force, customers, vendors and other business partners, we have established an Information Security and Privacy group that has responsibility for executing a program to protect our data. The Board directly oversees cyber and privacy-related risks and periodically receives reports from management on them.
Human Capital Management
Our Board and Executive Compensation Committee engage with our senior management and head of Human Resources on a regular basis. All employees are responsible for upholding the Nu Skin Code of Conduct and for striving to perpetuate the Nu Skin Way, our global culture aspiration, which includes the following principles:
−	A force for good	−	Direct and decisive
−	Accountable and empowered	−	Exceptional
−	Bold innovators	−	Fast speed
−	Customer obsessed	−	One global team
These principles form the foundation of our human capital strategy and objectives. Employee feedback is considered in designing talent programs, rewards, benefits and building the overall employee experience. The success of these human capital management objectives is essential to our business strategy and our shared mission to empower people, improve lives and uplift culture.
The Board and Executive Compensation Committee work with the CEO and our head of Human Resources to review CEO and senior executive succession plans, considering the qualifications and key skills that are necessary to execute Nu Skin’s strategy. Working with management, the Board and Executive Compensation Committee also oversee matters including culture, development, compensation, benefits, key talent recruiting and retention, employee engagement, and diversity and inclusion. Additionally, each year, the Executive Compensation Committee evaluates management’s annual assessment of risk related to our compensation policies and practices.
Evidencing the success of our human capital management initiatives, in 2020 we were recognized by the Direct Selling News as one of the best places to work in direct selling, the fifth consecutive year we have received this honor.
Sustainability
Our Board and senior management are engaged in our sustainability initiatives, and we endeavor to integrate sustainability-related risks and opportunities into our business strategy. Our sustainability team reports annually to our Board of Directors and quarterly to our senior management. Focusing on three key areas—product, planet and people—some of our sustainability initiatives are as follows:
Product	−	Change all of our packaging to be reusable, recyclable, recycled, refillable or recoverable by 2030
Planet	−	Reduce waste at our facilities through programs that encourage reducing, reusing and recycling, as well as initiatives to reduce electricity usage
People	−	Invest at least 50% of our Force for Good Foundation’s giving in communities and people that are providing essential resources to our planet and its inhabitants

In 2019, we received an award from the Communitas Awards organization for our efforts in the areas of corporate social responsibility, ethical and environmental responsibility, and green initiatives.

Board of Directors Meetings
The Board of Directors held eight meetings during 2019. Each director attended more than 75% of the total Board and respective committee meetings for the period in which they served during 2019, other than Mr. Shen, who attended 73% of such meetings due to scheduling conflicts, as he lives in Hong Kong. Although we encourage Board members to attend our annual meetings of stockholders, we do not have a formal policy regarding director attendance at annual stockholder meetings. Six of our directors who were in office at the time of our 2019 annual meeting of stockholders attended that meeting.
Board Committees
We have standing Audit, Executive Compensation, and Nominating and Corporate Governance Committees. Each member of the committees is independent within the meaning of the listing standards of the NYSE. In addition, the Audit Committee and the Executive Compensation Committee are composed solely of directors who meet additional, heightened independence standards applicable to members of these committees under the NYSE listing standards and the Securities and Exchange Commission’s rules.
The following table identifies the current membership of the committees and states the number of committee meetings held during 2019.
Director	Audit	Executive Compensation	Nominating and Corporate Governance
Daniel W. Campbell	✔	✔
Andrew D. Lipman		✔	Chair
Laura Nathanson		✔	✔
Thomas R. Pisano	✔	Chair
Zheqing (Simon) Shen			✔
Edwina Woodbury	Chair		✔
2019 Meetings	12	9	8

The Board has adopted a written charter for each of the committees, which are available in the “Corporate Governance” section of our Investor Relations website at ir.nuskin.com.
Audit Committee
The Audit Committee’s responsibilities include, among other things:
−	Selecting our independent auditor;
−	Overseeing the performance of our internal audit function and independent auditor;
−	Reviewing the activities and the reports of our independent auditor;
−	Approving in advance the audit and non-audit services provided by our independent auditor;
−	Reviewing our quarterly and annual financial statements and our significant accounting policies, practices and procedures;
−	Reviewing the adequacy of our internal controls and internal auditing methods and procedures;
−	Overseeing our compliance with legal and regulatory requirements;
−
Overseeing our risk assessment and risk management programs and plans related to our major financial risk exposures, operational risks related to information systems and facilities, and public disclosure and investor related risks; and

−
Conferring with the chairs of the Nominating and Corporate Governance Committee and Executive Compensation Committee regarding their respective oversight of our risk assessment and risk management programs and our related guidelines and policies.

The Board has determined that Ms. Woodbury and Mr. Campbell are Audit Committee financial experts as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.
Executive Compensation Committee
The Executive Compensation Committee’s responsibilities include, among other things:
−	Establishing and administering our executive compensation strategy, policies and practices;
−
Reviewing and approving corporate goals and objectives relevant to the compensation to be paid to our CEO, other executive officers and our executive chairman of the board, evaluating the performance of these individuals in light of those goals and objectives, and determining and approving the forms and levels of compensation based on this evaluation;

−	Administering our equity incentive plans;
−	Overseeing our risk assessment and risk management programs and plans related to our compensation practices and human resources; and
−	Overseeing the reporting of executive compensation information in accordance with applicable rules and regulations.
Pursuant to its charter, the Executive Compensation Committee may delegate its authority to a subcommittee or subcommittees and may delegate authority to the CEO and Chairman of the Board to approve the level of incentive awards to be granted to specific non-executive officers, employees or other grantees subject to such limitations as may be established by the Executive Compensation Committee. For a discussion of the processes and procedures for determining executive and director compensation and the role of compensation consultants in determining or recommending the amount or form of compensation, see “Executive Compensation: Compensation Discussion and Analysis” and “Director Compensation.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
−	Making recommendations to the Board of Directors about the size and membership criteria of the Board or any committee thereof;
−	Identifying and recommending candidates for the Board and committee membership, including evaluating director nominations received from stockholders;
−	Leading the process of identifying and screening candidates for a new CEO when necessary, and evaluating the performance of the CEO;
−	Making recommendations to the Board regarding changes in compensation of non-employee directors and overseeing the evaluation of the Board and management;
−	Developing and recommending to the Board a set of corporate governance guidelines and reviewing such guidelines at least annually;
−
Overseeing our risk assessment and risk management programs and plans related to our corporate governance risks, operational risks not assigned to the Audit Committee, compliance and regulatory risks, and reputational risks; and

−
Overseeing our regulatory, legal and compliance obligations in the foreign countries in which we operate, as well as individual compliance programs developed to address specific legal and regulatory issues in the United States and foreign countries.

Board and Committee Evaluations
Our Board believes that a strong and constructive evaluation process is an important component of good corporate governance and helps to promote Board effectiveness. Our annual evaluation process, which is led by our Nominating and Corporate Governance Committee, focuses on both the Board and the Board committees.
The Nominating and Corporate Governance Committee reviews the format of our evaluation process each year to ensure that it remains robust and relevant. In 2019, we used a third-party facilitator to assist in conducting the evaluation in order to receive fresh perspectives on Board effectiveness and corporate governance practices and to encourage candor in the evaluation process. The facilitator conducted oral interviews with each director and then led a discussion at an in-person meeting.
Compensation Committee Interlocks and Insider Participation
None of the directors who served on the Executive Compensation Committee during 2019 was:
−	A current or former officer or employee of our company;
−	A participant during 2019 in a related-person transaction that is required to be disclosed; or
−
An executive officer of another entity at which one of our executive officers served during 2019 on either the board of directors or the compensation committee, nor were any of our other directors an executive officer of another entity at which one of our executive officers served on the compensation committee.

Our Director Nomination Process
As indicated above, the Nominating and Corporate Governance Committee of the Board of Directors oversees the director nomination process. This committee is responsible for identifying and evaluating candidates for membership on the Board and recommending to the Board nominees to stand for election.
Minimum Criteria for Members of the Board. Each candidate to serve on the Board must possess the highest personal and professional ethics, integrity and values, and be committed to serving the long-term interests of our stockholders. In addition, our Corporate Governance Guidelines require that, to be nominated for re-election to our Board, an incumbent director must tender an irrevocable resignation that will be effective upon (i) the failure to receive the required vote for director election at the next annual meeting at which they face re-election and (ii) Board acceptance of such resignation. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem appropriate, which may include, without limitation, professional experience, diversity of backgrounds, skills and experience at policy-making levels in business, government, financial, and other areas relevant to our global operations, experience and history with our company, and stock ownership.
We do not have a formal policy with regard to the consideration of diversity in identifying Board nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.
Process for Identifying, Evaluating and Recommending Candidates. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if properly submitted to the committee. Stockholders wishing to recommend candidates should do so in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. The committee may also consider candidates proposed by current directors, management, employees and others. All such candidates who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board will be included in our recommended slate of director nominees in our proxy statement.

Procedures for Stockholders to Nominate Director Candidates at our Annual Meetings. Stockholders of record may also nominate director candidates for our annual meetings of stockholders by following the procedures set forth in our Bylaws. Please refer to the section below titled “Stockholder Proposals for 2021 Annual Meeting” for further information.
Communications with Directors
Stockholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, the Lead Independent Director or any other individual director may do so in writing by addressing the correspondence to that individual or group, c/o Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. All such communications will be initially received and processed by our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to our Audit Committee chair. Other matters will be referred to the Board, the non-management directors, or individual directors as appropriate.
Additional Corporate Governance Information
We have adopted the following:
−
Code of Conduct. Our code of conduct applies to all of our employees, officers and directors, including our subsidiaries. Any amendments or waivers (including implicit waivers) regarding the Code of Conduct requiring disclosure under applicable SEC rules or NYSE listing standards will be disclosed in the “Corporate Governance” section of our Investor Relations website at ir.nuskin.com.

−
Corporate Governance Guidelines. Our corporate governance guidelines govern our company and our Board of Directors on matters of corporate governance, including responsibilities, committees of the Board and their charters, director independence, director qualifications, director compensation and evaluations, director orientation and education, director access to management, director access to outside financial, business and legal advisors and management development and succession planning.

Both of the above are available in the “Corporate Governance” section of our Investor Relations website at ir.nuskin.com. In addition, stockholders may obtain a print copy of either of the above, free of charge, by making a written request to Investor Relations, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601.

DIRECTOR COMPENSATION
Our Nominating and Corporate Governance Committee is responsible for evaluating director compensation from time to time, and when it determines that adjustments are appropriate, it recommends them to the Board of Directors for its consideration. The Nominating and Corporate Governance Committee has retained the services of Semler Brossy Consulting Group LLC as its independent compensation consultant to assist in the review of our director compensation program, to provide compensation data and alternatives, and to provide advice as requested. For additional information regarding our independent compensation consultant, see “Executive Compensation: Compensation Discussion and Analysis—Role of Compensation Consultant.”
The following table summarizes our non-employee director compensation program, which applies to each director besides Messrs. Lund and Wood because they receive compensation as executive officers of our company. The table shows the program as in effect at the beginning of 2019 and the changes that took effect as of June 1, 2019, following a review of our director compensation program, which included an analysis of peer benchmarking data. The elimination of meeting fees and the replacement of a fixed-share award with a fixed-value award was designed to reduce the variability in director compensation and more closely aligned our program with competitive practice.
	Prior Program Through 5/31/2019	Current Program Effective 6/1/2019
Annual cash retainer Board Committee	$80,000 —	$85,000 $10,000 per committee
Additional annual cash retainer for leadership: Lead Independent Director Audit Committee Chair Other committee chairs	$20,000 $15,000 $10,000	Unchanged
Meeting fees: Committee chair Other committee members	$2,500 $1,500	Meeting fees eliminated(1)
Annual equity compensation (restricted stock units)	Sum of 1,000 RSUs plus $85,000 value = 2,041 RSUs in 2018 ($164,443 value)	$140,000 value

(1)	The Board can approve meeting fees for participation in a special committee or other extraordinary circumstances.
In addition, we may compensate a director $1,500 per day for corporate events or travel that we require, and we may reimburse directors for certain expenses incurred in attending Board and committee meetings and other corporate events. We also provide company products to our directors for their use.
Pursuant to the terms of our Second Amended and Restated 2010 Omnibus Incentive Plan, the cash compensation and the aggregate grant date fair value (computed in accordance with applicable financial accounting rules) of awards under the Plan provided to any non-employee director during any single calendar year cannot exceed $750,000.

Director Compensation Table – 2019
The table below summarizes the compensation earned by or paid to each of our directors in 2019 except Mr. Wood, whose compensation is reported in the executive compensation tables. Mr. Wood serves as a director, but as a company employee he receives no compensation for his services as a director.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Nevin N. Andersen	52,833	-	-		52,833
Daniel W. Campbell	141,583	136,849	-		278,432
Andrew D. Lipman	167,083	136,849	2,135		306,067
Laura Nathanson	73,250	136,849	-		210,099
Neil H. Offen	55,833	-	-		55,833
Thomas R. Pisano	150,583	136,849	-		287,432
Zheqing (Simon) Shen	97,750	136,849	-		234,599
Edwina D. Woodbury	150,583	136,849	-		287,432
Steven J. Lund	-	-	627,578	(2)	627,578

(1)
On June 6, 2019, each of the directors listed above except for Mr. Lund, who is an employee, and Messrs. Andersen and Offen, who retired from our Board, was granted 2,878 restricted stock units, which will vest on April 30, 2020. The amounts reported in this column reflect the aggregate grant date fair value of the restricted stock units and do not represent amounts actually received by the director. For this purpose, the value of the restricted stock units is discounted to reflect that no dividends are paid prior to vesting.

The outstanding stock and option awards held at December 31, 2019 by each of the listed individuals are as follows:
Name	Stock Awards	Option Awards
Nevin N. Andersen	-	20,000
Daniel W. Campbell	2,878	20,000
Andrew D. Lipman	2,878	20,000
Laura Nathanson	2,878	-
Neil H. Offen	-	20,000
Thomas R. Pisano	2,878	15,000
Zheqing (Simon) Shen	2,878	5,000
Edwina D. Woodbury	2,878	5,000
Steven J. Lund	-	12,500

(2)
Consists of Mr. Lund’s compensation as an employee of the company for 2019: $566,667 in salary and $60,911 in other compensation, including $19,074 in premiums for life insurance, $11,200 in 401(k) contributions, spouse travel to a sales force event where his spouse was expected to attend and help entertain and participate in events with our sales force and their spouses, the amount reimbursed by us for the payment of taxes with respect to such spouse travel, company products, home security monitoring, premiums for long-term disability insurance and AAA membership.

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Discussion and Analysis (“CD&A”) describes our executive compensation programs and compensation decisions in 2019 for our named executive officers (“NEOs”), who for 2019 were:
Ritch N. Wood	Chief Executive Officer
Ryan S. Napierski	President
Mark H. Lawrence	Executive Vice President and Chief Financial Officer
Joseph Y. Chang	Executive Vice President of Product Development and Chief Scientific Officer
D. Matthew Dorny	Executive Vice President and General Counsel

Executive Summary
2019 Business Performance Highlights
For 2019, our revenue was $2.42 billion, down 10% from 2018, as compared to 18% growth in 2018, and the number of our sales leaders decreased 25% compared to 2018. These decreases were due in large part to macroeconomic challenges that we faced in multiple markets, the most impactful of which was government and media scrutiny of the health products and direct selling industries in Mainland China. We believe these headwinds had a negative impact on consumer sentiment and were key contributing factors to a decline in our stockholder value for 2019. The revenue and sales leader declines also reflect the lack of a major product launch in 2019, which we believe may have caused some decreased engagement in our sales force. We did experience slight growth in Japan, and our manufacturing partners had a strong year. In addition, our customer-acquisition strategy helped us to maintain our customer count above one million active customers despite the decline in sales leaders.
We continue to believe we have the correct strategy in place to drive sustained growth in our business over time. Our growth strategy focuses on three key elements:
−
Engaging platforms. In 2019 we migrated our technology stack to the cloud, which we believe will provide us with a more flexible and scalable foundation to help our sales leaders develop their businesses digitally.

−	Enabling products. In 2019 we strengthened our line of beauty device systems by improving and extending our Galvanic Spa and LumiSpa franchises.
−	Empowering programs. In 2019 we finished implementing our Velocity sales compensation program enhancements, which we believe will help drive increases in customer and sales leader activity.
Our business strategy and the successes we achieved in 2019 reflect management’s strong motivation to achieve revenue growth and expand our customer base. Our executive compensation program and the pay-for-performance incentives that are built into it are key drivers of management’s motivation.
2019 Compensation Highlights
This CD&A discusses, among other things, the following highlights of our executive compensation in 2019:
−
Rigorous Performance Goals. Our NEOs’ performance-based compensation during 2019 continued to focus on the achievement of rigorous performance goals with payouts strictly tied to financial results. Our financial results for 2019 fell below the rigorous performance goals established at the beginning of the year, and consistent with our commitment to pay for performance, none of the performance-contingent equity or cash compensation was earned in 2019.

−
Stockholder Outreach. The current design of our compensation program is informed by the feedback received during an extensive stockholder outreach process conducted in 2017 and includes a number of changes that were made for 2018 and 2019 in response to that feedback.  We continued our stockholder outreach process in 2019.

−
Mix of Performance-Based Equity Granted. Our 2019 equity awards granted to NEOs were 60% performance-based (based on grant date fair value). Based on stockholder feedback, the Committee generally plans to continue using an equity mix of approximately 60% performance-based awards.

−
Elimination of Quarterly Bonuses. During 2018, we determined to eliminate quarterly cash incentive bonuses for our NEOs, effective in 2019. With this change, cash incentive bonuses for our NEOs are now paid only on achievement of annual performance goals to encourage focus on our business’s longer-term success.

Our Commitment to Pay for Performance
The primary objectives of our executive compensation program are:
1.	To successfully recruit, motivate and retain experienced and talented executives; and
2.	To ensure pay for performance through incentives that

a.	Are tied to corporate and individual performance,
b.	Align the financial interests of our executives with those of our stockholders and
c.	Drive superior stockholder value.
The program, which is administered by our Executive Compensation Committee, is intended to align actual compensation payments to actual performance and to adjust upward during periods of strong performance and downward when performance is short of expectations.
Our NEOs’ 2019 target compensation was divided into variable compensation (cash incentive bonus and equity awards) and fixed compensation (salary) as follows:

The following table describes the metrics upon which NEOs earn each component of variable compensation.
Cash Incentive Bonuses 20% of Mr. Wood’s 2019 Target Compensation		Long-Term Incentives 62% of Mr. Wood’s 2019 Target Compensation
Annual Incentive (Quarterly Component Eliminated in 2019 Program)		Time-Based Restricted Stock Units (RSUs) 40% weighting	Performance-Based Stock Options 60% weighting
Measures one-year financial performance (2019)		Measures four-year stock price performance (2019-2022)	Measures one-year financial performance over three years (2019, 2020, 2021)
Metric: Adjusted revenue	Metric: Adjusted operating income	Metric: Stock price	Metric: Adjusted EPS
50% weighting	50% weighting
Incentivizes business growth	Incentivizes profitability and control of expenses	Aligns management with stockholders’ interests and promotes multi-year retention	Aligns management with stockholders’ interests Provides a balance to the top-line and operating-income metrics in the cash incentive bonus program
Both metrics are calculated on a constant-currency basis from the prior-year period and are adjusted to eliminate extraneous items such as the impact of accounting changes, losses or gains on settlements of litigation that began prior to 2019 and other unusual impacts at the Committee’s discretion.
Realized based on stock price.
Adjusted EPS is calculated to eliminate extraneous items such as the impact of accounting changes, losses or gains on settlements of litigation that began prior to 2019 and other items that are unusual, non-recurring or outside of management’s control.

Our financial results for 2019 fell below the rigorous performance goals established at the beginning of the year, and consistent with our commitment to pay for performance, none of the performance-contingent equity or cash compensation was earned in 2019.
Performance-Based Award	Percent of Target Earned
2019 Cash Incentive Bonus(1)	0%
2017 Equity Awards – Tranche 3 of 3 (measuring 2019 results)(2)	0%
2018 Equity Awards – Tranche 2 of 3 (measuring 2019 results)(2)	0%
2019 Equity Awards – Tranche 1 of 3 (measuring 2019 results)(2)	0%

(1)	Contingent on 2019 adjusted revenue and adjusted operating income.
(2)	Represents the tranches of the respective three-year awards that were contingent on 2019 adjusted EPS, as determined at the time of grant.

2019 Say-on-Pay Vote
At our 2019 annual meeting of stockholders, 98% of the votes cast were in favor of our executive compensation program. When designing our 2020 executive compensation program, the Committee considered, among other things, the 2019 voting results and other feedback we received from our stockholders, which were viewed as supportive of our pay philosophy and incentive framework.
Continuing Adherence to Compensation Governance Best Practices
We have a framework of strong corporate governance related to compensation, illustrated as follows:
What We Do		What We Don’t Do
✔	Link pay outcomes directly to company and share price performance in support of a pay for performance philosophy
   ✗    No evergreen employment agreements
   ✗    No hedging or pledging of Nu Skin shares
   ✗    No excessive perquisites
   ✗    No excise tax gross-ups for NEOs
   ✗    No payment of current dividends on unvested equity
   ✗    No repricing of stock options without stockholder approval

✔	Utilize multiple, complementary incentive measures in the annual and long-term incentive plans that align with key drivers of stockholder value creation
✔	Utilize double-trigger change in control benefits
✔	Employ a comprehensive clawback policy
✔	Require robust equity retention for directors and executives
✔	Assess compensation risk annually
✔	Engage an independent compensation consultant
Stockholder Outreach
Continuing a stockholder-outreach process that we initiated in 2017, during 2019 we reached out to investors representing approximately 45% of our outstanding shares, generally covering holders of at least 1% of our outstanding shares. We value the input of our stockholders, and the outreach process is an opportunity to:
−
Solicit our stockholders’ feedback and better understand their perspectives on executive compensation so that the Committee can take those philosophies into account as it evaluates possible program changes;

−	Answer any questions that stockholders may have with respect to our existing programs and practices or past decisions; and
−	Establish a platform for ongoing dialogue with our stockholders.

Key Changes to the Compensation Program In 2019
The following table identifies the changes made to our executive compensation program for 2019 and the primary reasons for each.
Cash Incentive Bonus Program
	Eliminated quarterly cash incentive bonuses in 2019		Reasons for change
−	Cash incentive bonuses for our NEOs are now paid only on achievement of annual performance goals	− −	Encourage focus on longer-term success of business More consistent with peer group practices
−	Target bonus amounts were previously divided equally between quarterly and annual goals
Equity Awards
	Increased emphasis on pay for performance in 2019		Reasons for change
−
2019 performance-based awards include an additional achievement level (above the previous “stretch” level) that, if achieved, provide the opportunity to vest at 200% of target (previous maximum payout was 150% for “stretch”)
		− −	Further align executive and stockholder interests Increased reward for high performance without additional expense at time of grant
−	The Committee established EPS growth goals for this “super stretch” achievement that exceed peer historical 75th-percentile growth
Other
	Elimination of discretionary holiday bonus in 2019		Reasons for change
−	Eliminated annual holiday bonus for executives, effective in 2019	−	Simplify the design, administration and transparency of the incentive program
−	This bonus had historically been paid annually to all corporate employees in an amount equal to approximately two weeks of salary

Compensation Overview
Objectives
The primary objectives of our compensation program are to:
−	Successfully recruit, motivate and retain experienced and talented executives;
−	Provide competitive compensation arrangements that are tied to corporate and individual performance in the short- and long-term;
−	Align the financial interests of our executives with those of our stockholders; and
−	Drive superior stockholder value over the long-term.
The Committee, in consultation with management and the Committee’s independent advisors, oversees the executive compensation and benefits program for the company’s NEOs. The compensation program is comprised of a combination of base salary, an annual cash incentive and equity incentives, each intended to support the above-noted objectives.
Component of Compensation Program		Objective
Base Salary	−	Pay for role
(Fixed Pay)	−	Aids in recruitment and retention
Cash Incentive Plan	−	Pay for performance
(Short-Term Incentive)	−	Aligns with annual operating achievement
	−	Aids in recruitment and retention
Equity Incentive Plan	−	Pay for performance
(Long-Term Incentive)	−	Aligns with stock price performance and multi-year operating achievement
	−	Aids in recruitment and retention

We also provide retirement benefits in the form of a 401(k) plan and a deferred compensation plan, as well as limited perquisites and other personal benefits to executives that represent a small portion of their overall compensation.
Components of Compensation
For 2019, our NEOs’ target compensation consisted of the following components:

Base Salary
Base salaries are provided to reflect each NEO’s responsibilities, function, performance and competencies. In establishing and approving base salaries, the Committee considers various factors including:
−	Current market practices and salary levels;
−	Each executive officer’s responsibilities, experience in their position and capabilities;
−	Individual performance and company performance;
−	The relative role and contribution of each NEO in the company;
−	Competitive offers made to executive officers and the level of salary that may be required to recruit or retain executive officers; and
−	The recommendations of the CEO.
Base salaries for executive officers are typically reviewed annually, in the first quarter of each year. The Committee does not assign specific weights to the factors identified above but generally endeavors to establish base salaries that are competitive in relation to the peer group median in order to attract and retain qualified and effective executive officers.
In the first quarter of 2019, the Committee reviewed the base salaries of each of the NEOs in connection with the established annual review process and determined to increase the salaries by a range of 5% to 12%. In the cases of Messrs. Lawrence and Napierski, the Committee approved larger increases to base salary to reflect the continued expansion of their responsibilities in light of their relatively shorter tenure in their roles. The NEOs’ salaries, together with the prior salaries that were reviewed in the first quarter of 2019, are as follows:
Named Executive Officer	Prior Salary ($)	Adjusted Salary ($)	Increase ($)	Increase (%)
Ritch N. Wood	950,000	1,000,000	50,000	5%
Mark H. Lawrence	450,000	500,000	50,000	11%
Ryan S. Napierski	625,000	700,000	75,000	12%
Joseph Y. Chang	620,000	660,000	40,000	6%
D. Matthew Dorny	475,000	510,000	35,000	7%

Prior to 2019, we paid all corporate employees, including our NEOs, a holiday bonus in an amount equal to approximately two weeks of salary. However, the Committee determined to eliminate these bonuses for NEOs beginning in 2019.
Cash Incentive Bonus
Metrics. Cash incentive bonuses are measured based on achievement of goals related to adjusted revenue and adjusted operating income. These two metrics are equally weighted because management is responsible for both growing the business and increasing profitability, including control of expenses.

Metric	Weighting	Purpose	How Calculated
Adjusted revenue	50%	Incentivizes business growth
Both metrics are calculated on a constant-currency basis from the prior-year period and are adjusted to eliminate extraneous items such as the impact of accounting changes, losses or gains on settlements of litigation that began prior to 2019 and other unusual impacts at the Committee’s discretion.

Adjusted operating income	50%	Incentivizes profitability and control of expenses
Beginning in 2019, the Committee eliminated quarterly bonuses from the executive cash incentive bonus program for our NEOs. As a result, NEO cash incentive bonuses are now paid only on achievement of annual performance goals. We believe this change encourages a greater focus on the longer-term success of the business and makes the company’s bonus program more consistent with peer group practices. No other changes were made to the cash incentive bonus for 2019.
Target Bonus. Cash incentive bonuses are computed based on the degree to which pre-determined goal performance levels are met or exceeded. If goal performance levels are met for a particular incentive period, a participant will earn a bonus equal to a pre-established percentage of salary, the “target bonus.” We set the target bonus as a percentage of base salary based on an executive officer’s position and responsibility and on market practices. The following table provides the target bonus percentage (as a percentage of salary) for each of our NEOs in 2019.
Named Executive Officer	2019 Target Bonus %
Ritch N. Wood	110%
Mark H. Lawrence	75%
Ryan S. Napierski	100%
Joseph Y. Chang	75%
D. Matthew Dorny	75%

Calculation of Bonus: Achievement of Performance Goals and Adjustment for Individual Performance. The precise percentage of target bonus that a participant will earn is based on the degree to which pre-determined performance levels are met or exceeded. No changes were made to the relationship between performance achievement and payout opportunity for 2019. Note that:
−	If actual results for a particular incentive period equal:
o	Goal performance levels – The bonus amount will be the participant’s target bonus amount for the incentive period.
o	Minimum performance levels – The bonus amount will be 50% of the participant’s target bonus amount for the incentive period.
o	Stretch performance levels – The bonus amount will be 200% of the participant’s target bonus amount for the incentive period.
−	Payouts are interpolated linearly if actual results fall between the minimum and goal measurement points or between the goal and stretch measurement points.
−	If the minimum adjusted operating income performance level is not met, no bonus is paid regardless of the adjusted revenue performance for that period.
−	If the minimum adjusted operating income performance level is met but the minimum adjusted revenue performance level is not, 25% of the target bonus for the incentive period is earned.

Notwithstanding the above methodology, the Committee may adjust an executive’s bonus based on factors it considers relevant, including individual performance and certain compliance-related objectives. The Committee did not exercise this discretion with respect to 2019 bonuses.
Establishment of 2019 Performance Goals. In establishing the performance levels, the Committee considered various factors, including industry, market and peer estimated growth rates; our recent performance and current business plans; general business and economic conditions; business risks; and our company’s strategic objectives, which for 2019 included continued success with social-sharing initiatives, expanding our skin treatment and cleansing device platform, and strong performance from the manufacturing businesses that we hold in our strategic investment arm.
After considering the above factors, the Committee set the 2019 performance goals outlined below. Note that meaningful growth was required to earn even a threshold-level award.
(dollar amounts in thousands)
Metric	2018 Result	2019 Targets: $ Value			2019 Targets: Growth Rates
		Minimum	Target	Stretch	Minimum	Target	Stretch
Adjusted revenue	$2,679,008	$2,718,000	$2,826,000	$2,946,000	1.5%	5.5%	10.0%

Adjusted operating income	$311,545	$320,000	$341,300	$360,500	2.7%	9.6%	15.7%
2019 Goals, Performance and Payout. The table below sets forth the adjusted revenue and adjusted operating income performance levels for 2019, the actual performance, the percentage of the goal performance levels achieved, and the percentage of the target bonus that was paid. We have included the growth over the prior-year period to help provide a clearer understanding of the performance levels under the incentive plan.
(dollar amounts in thousands)	Goal Level	Actual Performance
Adjusted Revenue (50% weight)
Performance level	$2,826,000	$2,502,784
Constant-currency growth over prior-year results	5.5%	(6.6)%
Percentage of goal performance level achieved		88.6%

Adjusted Operating Income (50% weight)
Performance level	$341,300	$280,562
Growth over prior-year results	9.6%	(9.9)%
Percentage of goal performance level achieved		82.2%

Percentage of Target Bonus Paid
Adjusted Revenue		0.0%
Adjusted Operating Income		0.0%
Total		0.0%

As noted above, we faced macroeconomic challenges in multiple markets, the most impactful of which was government and media scrutiny of the health products and direct selling industries in Mainland China, which we believe had a negative impact on consumer sentiment. As a result, actual growth percentages over 2018 results were (6.6)% for adjusted revenue and (9.9)% for adjusted operating income. These results fell below the rigorous performance goals established at the beginning of the year, and consistent with our commitment to pay for performance, none of the cash incentive awards were earned in 2019.

The percentage of target bonus paid does not rise or fall 1% for every 1% increase or decrease in the percentage of goal performance level achieved. For example, in 2018, we achieved 109.5% of our goal adjusted revenue level and paid 204.3% of the portion of target bonus that was based on adjusted revenue. Similarly, if our actual performance had been 99% of our goal adjusted revenue level, we would have paid less than 99% of the portion of target bonus that was based on adjusted revenue.
Calibration of Equity Awards
Aligning the interests of our executive officers with those of our stockholders is an important objective of our compensation program. To accomplish this objective, we tie a significant portion of our executive officers’ total compensation to our long-term stock performance through the grant of equity awards and to our equity retention guidelines, which require our executive officers to retain a specified amount of their equity. We also believe that equity compensation helps motivate executive officers to drive earnings growth because they will be rewarded with increased equity value, and assists in the retention of executive officers who may have significant value tied up in unvested equity awards.
We periodically review and adjust the level of our equity awards. We do not use a fixed formula or criteria in determining whether to adjust the level of equity awards, but subjectively evaluate a variety of factors, such as:
−    Practices of peer companies
−    Degree of responsibility for overall corporate performance
−    Overall compensation levels
−    Changes in position and/or responsibilities
−    Individual performance
−    Company performance
−    Total stockholder return

−    Degree of performance risk in the equity grant program
−    Potential dilution of our overall equity grants
−    Accumulated realized and unrealized value of past equity awards
−    Associated expenses of equity awards
−    The recommendations of the CEO
−    Data and context provided by our compensation consultant

Historically, we have referenced peer company compensation data for context on pay levels and performance requirements compared to our peers. We generally have not given significant consideration to the value of existing equity award holdings because we want to ensure that our equity compensation is competitive for the position on an annualized basis and we want to provide an incentive from the date of grant. However, we periodically review and consider the in-the-money value of existing award holdings (inclusive of stock sales proceeds over the previous three years) of our executive officers in connection with our review of equity compensation practices to determine if wealth creation is aligning with performance and the amount of unvested equity in place for retention.

As reflected in the following table, the equity awards granted to the NEOs in 2019 were heavily weighted with performance-based awards, generally tracking the 60% weighting that the Committee adopted based on stockholder feedback.
2019 TARGET EQUITY AWARDS
			Percentage Perf.-Based
Named Executive Officer	Perf.-Based Stock Options (1)	Time- Based RSUs	Number of Awards	Grant Date Fair Value
Ritch N. Wood	106,707	22,191	83%	61%
Mark H. Lawrence	27,439	5,707(2)	83%	61%
Ryan S. Napierski	46,189	9,606	83%	61%
Joseph Y. Chang	21,646	4,502	83%	61%
D. Matthew Dorny	21,646	4,502	83%	61%

(1)
Reflects the number of shares of stock that become eligible for vesting or exercisable if performance is achieved at the goal performance level, the same number used for calculating grant date fair value for purposes of the Summary Compensation Table.

(2)
Mr. Lawrence also received a special RSU award in 2019 to promote retention and increase equity holdings. He received 27,739 RSUs, calculated as $1.75 million divided by our closing stock price on the grant date.

Use of Performance-Based Equity Awards
Although we consider time-based stock options to be performance-based because the stock price must increase after the grant for value to be realized, we believe that the performance nature of our equity grants is further enhanced by making a meaningful portion of equity grants in the form of performance-contingent stock options that are earned for achieving multi-year performance goals. To align management with our stockholders’ interests, the performance goals are tied to adjusted EPS, measured as diluted EPS excluding extraneous items such as the impact of accounting changes, losses or gains on settlements of litigation that began prior to 2019 and other items that are unusual, non-recurring or outside of management’s control. The adjusted EPS metric also provides a balance to the top-line and operating-income metrics in the cash incentive bonus program.
Consistent with our historical practice, NEOs earn 100% of their target award if performance is at goal level, and they earn 50% of their target award if performance is at the minimum level. The terms of the performance-based equity awards that were granted in 2017 and 2018 give NEOs the opportunity to earn up to 150% of their target award if performance meets certain pre-defined “stretch” levels. For the awards granted in 2019, the Committee maintained this structure and also added an additional opportunity for the awards to vest at up to 200% of target if performance exceeds the “stretch” levels. This change was made to more closely align the maximum payout opportunity with competitive practice and to further strengthen our alignment with stockholders. In order to ensure appropriate alignment of pay and performance, the Committee established adjusted EPS growth goals for this “super stretch” achievement that exceeded peer historical 75th-percentile growth.
Our performance-based equity awards are divided into three equal tranches. The three tranches are contingent on performance over the year of the grant and the two following years, respectively. Although the grants measure three one-year periods, the goals for all three years are established up front at the time of grant to ensure a longer-term orientation without the “reset” of goals each year.
Performance-Based Equity Awards – Goals and Vesting
Our performance-based equity awards granted in the past several years have required continuous improvement in adjusted EPS results. They have been structured with three tranches, with vesting contingent on the achievement of adjusted EPS goals in the year of grant and in each of the two following years. The goals for all three of these one-year periods are set at the time of grant.

Awards Under 2017–2019 Compensation Programs. As illustrated in the table below, for performance-based equity awards granted in 2017, 2018 and 2019, the minimum goals for the year of grant required growth over the previous year’s actual adjusted EPS, and the minimum goals for the two subsequent years required adjusted EPS to be at or above the respective prior years’ target adjusted EPS.
	Minimum Goal ($)	Target Goal ($)	Maximum Goal ($)	Actual ($)	% Vested

2017 Award

➢ 2016 Adjusted EPS: 3.01(1)

2017 Adjusted EPS Tranche	3.05	3.26	3.50	3.23(2)	93%
2018 Adjusted EPS Tranche	3.30	3.52	3.85	3.61(3)	114%
2019 Adjusted EPS Tranche	3.56	3.80	4.15	3.10(4)	—

2018 Award

➢ 2017 Adjusted EPS: 3.23(2)

2018 Adjusted EPS Tranche	3.33	3.52	3.73	3.61(3)	121%
2019 Adjusted EPS Tranche	3.52	3.70	3.92	3.10(4)	—
2020 Adjusted EPS Tranche	3.70	3.88	4.11	TBD	TBD

2019 Award

➢ 2018 Adjusted EPS: 3.61(3)

2019 Adjusted EPS Tranche	3.68	3.98	4.38	3.10(4)	—
2020 Adjusted EPS Tranche	3.98	4.20	4.62	TBD	TBD
2021 Adjusted EPS Tranche	4.20	4.45	4.97	TBD	TBD

(1)
As compared to our 2016 reported EPS of $2.55, our adjusted EPS reflects adjustments of $0.36 from our Japan customs expense in the first quarter of 2016 and $0.10 from a tax charge related to the enactment of a new U.S. tax regulation in December 2016.

(2)	As compared to our 2017 reported EPS of $2.36, our adjusted EPS reflects an adjustment of $0.87 to reflect the net impact of the 2017 tax reform legislation in the United States.
(3)
As compared to our 2018 reported EPS of $2.16, our adjusted EPS reflects adjustments totaling $1.45 from a charge associated with the conversion of our convertible notes in the first quarter of 2018, adoption of the new revenue standard under U.S. GAAP, the impairment and restructuring charges incurred in the fourth quarter of 2018, and both a gain and a charge associated with the acquisitions in the first quarter of 2018. These adjustments were permitted by the terms of the awards granted in 2017 and 2018.

(4)	No adjustments were made to our 2019 reported EPS of $3.10.
Time-Based Equity Awards
Each NEO received an annual time-based RSU grant in fiscal 2019.  The RSUs vest one-fourth each year beginning on the first anniversary of the grant date.  The 2019 time-based RSU awards align management with stockholders’ interests and promote multi-year retention.
In addition to the target annual awards, Mr. Lawrence also received a special time-based RSU award in 2019 to promote retention and increase equity holdings. He received 27,739 RSUs, which vest one-third each year beginning on the first anniversary of the grant date.
Retirement and Other Post-Termination Benefits
Our executive officers do not participate in any pension or defined benefit plan. We believe it is important for retention purposes to provide executive officers with a meaningful opportunity to accumulate savings for their retirement. To accomplish this objective, we maintain both a tax-qualified 401(k) plan and a nonqualified deferred compensation plan. We make a limited matching contribution for our employees, including NEOs, under the 401(k) plan but do not make any matching contributions for NEOs under the deferred compensation plan. We generally make a discretionary contribution (historically 10% of each executive officer’s salary) to each NEO’s deferred compensation plan account. Discretionary contributions to an executive officer’s deferred compensation plan account vest 50% at 10 years of service and 5% each year thereafter. Vested company contributions in the deferred compensation plan may be subject to forfeiture.

As more fully described and quantified below in “Executive Compensation Tables and Accompanying Narrative—Narrative to Summary Compensation Table and Grants of Plan Based Awards Table—Employment Agreement with Mr. Chang” and in the table titled “Potential Payments Upon Termination or Change in Control,” we have an executive employment agreement with Mr. Chang that provides for certain change in control and termination benefits. In addition, in March 2018, the Committee adopted an Executive Severance Policy that applies to our NEOs, other than Mr. Chang because his employment agreement with the company provides severance benefits. We do not provide excise tax gross-up protection to any of our NEOs. Any cash severance payment under these arrangements or accelerated vesting of equity in connection with a change in control requires a qualifying termination of employment. We believe these double-trigger post-termination benefits provide reasonable protections to employees who may be terminated following a change in control. They also assist us in retaining their services in the event of a potential change in control. We believe such arrangements are in the best interests of our company and our stockholders if they are reasonable in amount and scope, because they can help to retain key employees during a change in control process.
Perquisites and Other Benefits
We provide our executive officers and other key employees with other limited benefits and perquisites. These consist of, among other things, payments for term life insurance, use of company-owned vehicles and properties, sporting event tickets, company products and sales force event-related spouse travel. We do not reimburse executive officers for the income taxes associated with these perquisites except for limited business-related perquisites such as spouse travel to sales force events where the spouse is expected to attend and help entertain and participate in events with our sales force and their spouses. We have elected to pay the income taxes for these business-related perquisites because we believe they are business expenses. These benefits generally represent a very small portion of an executive officer’s overall compensation and provide a benefit to us and our stockholders. Mr. Napierski additionally received tax payments associated with income received as a result of his former expatriate assignment. The amount of these benefits is included in footnote 5 to the Summary Compensation Table.
Process for Determining Compensation
Role of Executive Compensation Committee and Chief Executive Officer
The Committee is responsible for establishing and administering our executive compensation program. The Committee, together with the Nominating and Corporate Governance Committee, is responsible for evaluating the performance of the Chairman and of the CEO. The Committee is then responsible for setting their compensation. The Committee has delegated to the CEO the responsibility for evaluating the performance of the other executive officers and sharing those evaluations with the Committee. The CEO can also make recommendations to the Committee with regard to the compensation packages for other executive officers. The Committee reviews any such recommendations and has the authority to approve, revise or reject such recommendations.
Role of Compensation Consultant
The Committee has retained the services of Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent compensation consultant to assist in the review of our executive compensation program, to provide compensation data and alternatives to the Committee, and to provide advice to the Committee as requested. The Committee utilizes the compensation data and alternatives provided by the compensation consultant to analyze compensation decisions in light of current market rates and practices. During 2019, Semler Brossy did not perform any work for us outside of the services performed for the Committee and for the Nominating and Corporate Governance Committee with respect to director compensation.

The Committee annually reviews the independence of its compensation consultant in light of SEC rules and NYSE Listed Company Rules regarding compensation consultant independence and has concluded that Semler Brossy is independent from the company and has no conflicts of interest related to its engagement by the Committee.
Use of Competitive Data
The Committee uses peer group information in making compensation decisions. The Committee compares compensation proposals to the compensation practices of a peer group of publicly-traded companies that compete with us broadly in the consumer products industry—with a preference for those with a direct selling business model—and are similar in size to us.
The Committee reviews and updates the peer group from time to time to ensure it is utilizing an appropriate group in terms of size and relevance. Following such a review, in 2018 the Committee determined to update the peer group such that it would include fewer companies larger than 200% of our revenue and market capitalization, position Nu Skin closer to the peer median for revenue, and make the group represent our company’s most direct competitors from a business-model and product-focus perspective. At the time that the peers were approved in 2018, Nu Skin’s revenue was 7% below the peer median for revenue. The newly constituted peer group was used in making compensation decisions for 2018 and 2019, and it consists of the following companies:
−	Avon Products, Inc.(1)	−	Prestige Consumer Healthcare Inc.
−	Church & Dwight Co., Inc.	−	Primerica, Inc.
−	Edgewell Personal Care Company	−	Revlon, Inc.
−	GNC Holdings, Inc.	−	Sally Beauty Holdings, Inc.
−	The Hain Celestial Group, Inc.	−	Sensient Technologies Corporation
−	Helen of Troy Limited	−	Tupperware Brands Corporation
−	Herbalife Nutrition Ltd.	−	USANA Health Sciences, Inc.
−	International Flavors & Fragrances Inc.

(1)	Acquired by Natura &Co Holding S.A., a Brazilian corporation, in January 2020.
Following a review of the peer group, in November 2019, the Committee determined to update the peer group to ensure it continued to reflect companies in our industry and approximate revenue size. As a result, the Committee removed GNC Holdings, Inc. from the peer group and added Spectrum Brands, Inc. to the peer group. Following this change in peers, Nu Skin’s revenue was 13% above the peer median for revenue. The newly constituted peer group was used in making compensation decisions for 2020.
Mix of Compensation
When the Committee reviews an executive officer’s compensation, it does not use a specific formula or allocation target to establish the level or mix of total compensation. Rather, it exercises judgment in determining a compensation package that is appropriate to accomplish our compensation objectives under the circumstances applicable to the executive officer. The Committee also reviews the relative mix of compensation provided by other companies in our peer group for context and tries to ensure each component is competitive. Historically, we have tied a substantial amount of compensation to corporate performance under our cash incentive plan and equity incentive plan.
The Committee also reviews each executive officer’s total compensation as a market check against the total compensation of executive officers in our peer group. This total compensation review focuses on base salary, cash bonuses, and valuation of equity grants using grant date valuations. The Committee periodically reviews perquisites and retirement benefits to confirm that they remain relatively consistent with the value of perquisites and retirement benefits provided by our peer companies.

Risks Arising From Compensation Policies and Practices
In establishing and reviewing the components of compensation, the Committee considers potential risks associated with such components. In addition, our management conducted a review of our compensation policies and practices for employees and concluded that risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.
In reaching this conclusion, our management considered the following factors:
−
Our compensation programs are market driven and balance short-term incentives with significant long-term equity incentives. Performance equity awards provide additional long-term incentives to our key employees and executive officers. In addition, our equity retention guidelines help to ensure that a portion of our executives’ equity incentives remains tied to our long-term performance.

−
Our global cash incentive compensation is based on revenue and profitability, which are core measures of performance. In addition, substantially all of our revenue is received through cash or credit card payments, as opposed to other credit arrangements, which minimizes risk associated with our revenue-based incentives. Additionally, the Board of Directors and management regularly review the business plans and strategic initiatives, including related risks, proposed to achieve such performance metrics.

−	A substantial portion of compensation is provided in the form of long-term equity incentives with multi-year vesting.
−
We do not allow engagement in speculative trading or hedging. Our policies prohibit all of our directors and employees, including executive officers, from holding our stock in margin accounts and from engaging in speculative transactions in our stock, including short sales, options or hedging transactions. Our directors and employees, including executive officers, also are prohibited from pledging their securities in our company.

Other Compensation-Related Governance
Clawback Policy
Our equity incentive awards and our cash incentive awards contain clawback or recoupment provisions that allow the Committee to recover an executive’s gains from the exercise or vesting of such awards in case of a financial restatement or if an executive materially breaches certain obligations or covenants, including non-competition and non-solicitation covenants, or willfully engages in or is convicted of certain illegal activity, fraud or other misconduct. In such event, we may terminate the outstanding awards of such executive and recover any gains from the exercise or vesting of cash and equity awards during the twelve months preceding the act or anytime thereafter.
Pursuant to the terms of our Second Amended and Restated 2010 Omnibus Incentive Plan, any and all awards granted thereunder will be canceled if the participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity or material misconduct that is in conflict with or adverse to our interests, including conduct contributing to any financial restatements or financial irregularities, as determined by the Committee.
In addition, all compensation awarded under our current and prior incentive plans will be subject to recovery or other penalties pursuant to (i) any future clawback policy of the company, as may be adopted or amended from time to time, and (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Securities Exchange Act of 1934 and any applicable stock exchange listing rule adopted pursuant thereto.

Equity Retention Guidelines
Our equity retention guidelines are designed to motivate our executive officers and directors to consider the long-term consequences of business strategies and to provide a level of long-term performance risk with respect to our compensation programs. These guidelines generally require executive officers and directors to retain 50% of the net shares (after payment of the exercise price and related taxes) with respect to any equity award unless the individual holds a number of shares having a value equal to a multiple of his or her base salary (for executives) or annual cash retainer (for non-management directors), as follows:
Position	Multiple of Base Salary or Annual Retainer
CEO	6.0
Other Executives	2.5
Non-Employee Directors	5.0

The ownership levels are phased in over five years from January 1 of the year following the date of appointment or election to one’s position as an executive officer or director. In determining whether an executive officer or director satisfies the designated ownership levels, we count shares owned outright or beneficially by the individual or an immediate family member residing in the same household, as well as a portion of the individual’s unvested time-based restricted stock units. We do not count vested or unvested options.
As of March 31, 2020, all of our NEOs and directors were retaining equity awards consistent with the guidelines, and all of our NEOs and directors who had served in their positions for the five-year phase-in period owned the amount of stock designated for their job positions.
Indemnification and Advancement of Expenses
We have entered into indemnification agreements with each of our directors and executive officers, pursuant to which these individuals will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions to which they were, are, or are threatened to be made a party, or actions otherwise involving them, in connection with their service to the company. The indemnification agreements also include related provisions outlining the procedures for obtaining such benefits, and they generally require us to obtain and maintain director and officer liability insurance.
Tax Limitations on Deductibility
Section 162(m) of the Internal Revenue Code precludes us from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which include the CEO, CFO and our three other most highly-compensated NEOs, as well as any other individuals who were covered employees in any prior tax year after 2016). While the Committee has generally taken into consideration the tax deductibility of executive compensation, the Committee believes that the primary purpose of our compensation program is to support our business strategy and the long-term interests of our stockholders. Therefore, the Committee has maintained the flexibility to award compensation that may not be tax deductible if doing so furthers the objectives of our executive compensation program.
Under the U.S. tax reform legislation that was enacted in December 2017, the definition of “covered employee” was expanded to include the CFO and covered employees from previous tax years. In addition, the exception to the Section 162(m) deduction limit for performance-based compensation was repealed for tax years beginning after December 31, 2017, subject to certain transition rules. Despite these new limits on the deductibility of performance-based compensation, the Committee continues to believe that a significant portion of our NEOs’ compensation should be tied to performance, and it designed our 2018 and 2019 executive compensation programs accordingly. We currently expect that any compensation amounts over $1 million paid to any covered employee will no longer be deductible unless they qualify for transition relief applicable to certain arrangements in place as of November 2017.

Executive Compensation Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis that is included in this proxy statement. Based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Thomas R. Pisano, Chairman
Daniel W. Campbell
Andrew D. Lipman
Laura Nathanson

EXECUTIVE COMPENSATION TABLES AND ACCOMPANYING NARRATIVE
Summary Compensation Table
The following table summarizes the total compensation of each of the named executive officers (“NEOs”) for 2017, 2018 and 2019, as calculated in accordance with SEC rules. The amounts in the “Stock Awards” and “Option Awards” columns do not necessarily reflect the amounts actually earned by the NEOs because they include performance-based equity awards that were granted during the respective year regardless of whether and when they are ultimately earned, based on company performance.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Ritch N. Wood Chief Executive Officer	2019	991,667	-	1,322,140	2,111,047	-	145,526	4,570,379
	2018	941,667	40,333	611,385	2,547,233	1,794,993	129,999	6,065,610
	2017	840,000	38,250	1,187,424	1,580,151	525,468	129,354	4,300,647

Mark H. Lawrence Executive VP and Chief Financial Officer	2019	491,667	-	1,992,713	542,844	-	98,170	3,125,393
	2018	445,833	19,500	171,950	716,400	637,694	73,682	2,065,059
	2017	326,128	15,507	521,074	414,657	170,127	203,675	1,651,168

Ryan S. Napierski President	2019	687,500	-	572,325	913,788	-	122,658	2,296,272
	2018	620,833	26,792	277,046	1,154,226	1,062,825	330,815	3,472,537
	2017	594,318	25,750	490,048	873,291	321,223	1,069,922	3,374,552

Joseph Y. Chang Executive VP of Product Dev. and Chief Scientific Officer	2019	653,333	-	268,229	428,239	-	124,299	1,474,100
	2018	616,667	26,583	135,634	565,166	878,602	108,417	2,331,069
	2017	599,167	27,750	212,040	503,031	271,812	101,897	1,715,697

D. Matthew Dorny Executive VP and General Counsel	2019	504,167	-	268,229	428,239	-	77,063	1,277,698
	2018	472,833	22,542	135,634	565,166	673,123	67,260	1,936,558
	2017	458,333	20,000	212,040	503,031	209,295	77,340	1,480,039

(1)
Messrs. Lawrence, Napierski, Chang and Dorny deferred a portion of their salaries under our nonqualified deferred compensation plan, which is included in the Nonqualified Deferred Compensation – 2019 table. Each of the NEOs also contributed a portion of his salary to our 401(k) retirement savings plan.

(2)
The amounts reported in this column include gift payments that, prior to 2019, we historically made to all corporate employees as year-end holiday gifts in the form of a gift certificate or other arrangement, and cash in an amount equal to a percentage of each employee’s base salary (approximately two weeks of salary). The Committee determined to eliminate these bonuses for NEOs beginning in 2019.

(3)
The amounts reported in these columns reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718 and, for performance-based awards, are based on the probable outcome of the performance conditions as of the grant date. The amounts do not represent amounts actually received by the NEOs. For this purpose, the estimate of forfeitures is disregarded, and the value of the stock awards is discounted to reflect that no dividends are paid prior to vesting. For information on the valuation assumptions used in calculating these amounts, refer to Note 9 to our financial statements in the Form 10-K filed for the fiscal year ended December 31, 2019.

The aggregate grant date fair value of the 2019 performance-based option awards, assuming achievement of the maximum performance level, would be: Mr. Wood – $4,222,094; Mr. Lawrence – $1,085,688; Mr. Napierski – $1,827,576; Mr. Chang – $856,478; and Mr. Dorny – $856,478.
(4)
See “Executive Compensation: Compensation Discussion and Analysis—Cash Incentive Bonus” for information regarding the amounts reported in this column. For years in which non-equity incentive bonuses were earned, Messrs. Lawrence, Napierski, Chang and Dorny deferred a portion of certain of these bonuses under our nonqualified Deferred Compensation Plan, which deferrals are reflected in the Nonqualified Deferred Compensation – 2019 table.

(5)	The following table describes the components of the All Other Compensation column for 2019 in the Summary Compensation Table.
Name	Company Contributions to Deferred Compensation Plan ($)	Company Contributions to 401(k) Retirement Savings Plan ($)	Perquisites and Other Personal Benefits ($)(a)	Other ($)(b)	Total ($)
Ritch N. Wood	100,000	11,200	28,366	5,960	145,526
Mark H. Lawrence	50,000	11,200	30,765	6,205	98,170
Ryan S. Napierski	70,000	11,200	20,175	21,283	122,658
Joseph Y. Chang	66,000	11,200	28,527	18,572	124,299
D. Matthew Dorny	51,000	11,200	12,088	2,775	77,063

(a)
This column reports our incremental cost for perquisites and personal benefits provided to the NEOs. In 2019, these included the personal use of company-provided properties; AAA membership; tickets, travel and hospitality for sporting events; company products; tax-planning advice; and spouse travel to a sales force event where the spouse was expected to attend and help entertain and participate in events with our sales force and their spouses.

(b)
This column includes amounts reimbursed by us for the payment of taxes with respect to the spouse travel referenced in footnote (a), premiums for long-term disability insurance, and premiums for term life insurance with coverage, as of December 31, 2019, of $750,000 for Messrs. Wood, Lawrence, Chang and Dorny and $500,000 for Mr. Napierski. The amount paid for Mr. Chang’s term life insurance policy was $11,061. This column also includes $20,505 in tax payments associated with Mr. Napierski’s income received as a result of his former expatriate assignment. For further discussion regarding tax payments, see “Executive Compensation: Compensation Discussion and Analysis—Perquisites and Other Benefits.” Portions of Mr. Napierski’s tax payments were paid in Japanese yen. The amounts were converted to U.S. dollars using a weighted average exchange rate for the month in which the payment was made. During 2019, these exchange rates ranged from 106.22 to 111.13 Japanese yen per U.S. dollar.

Grants of Plan-Based Awards – 2019
The following table provides information about equity and non-equity awards granted to each NEO in 2019.
		Estimated Future Payouts under non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Max ($)(1)	Threshold (#)(2)	Target (#)(2)	Max (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Ritch N. Wood
	2/15/2019				53,354	106,707	213,414		63.09	2,111,047
	2/15/2019							22,191		1,322,140
	N/A	275,000	1,100,000	2,200,000
Mark H. Lawrence
	2/15/2019				13,720	27,439	54,878		63.09	542,844
	2/15/2019							5,707		340,023
	2/15/2019(5)							27,739		1,652,690
	N/A	93,750	375,000	750,000
Ryan S. Napierski
	2/15/2019				23,095	46,189	92,378		63.09	913,788
	2/15/2019							9,606		572,325
	N/A	175,000	700,000	1,400,000
Joseph Y. Chang
	2/15/2019				10,823	21,646	43,292		63.09	428,239
	2/15/2019							4,502		268,229
	N/A	123,750	495,000	990,000
D. Matthew Dorny
	2/15/2019				10,823	21,646	43,292		63.09	428,239
	2/15/2019							4,502		268,229
	N/A	95,625	382,500	765,000

(1)
The amounts reported in these columns reflect potential payouts for 2019 under our cash incentive plan if the respective levels of performance were achieved for the year. The amounts reported in the Threshold column reflect the potential payout if any company performance metric was at the minimum level required to receive a bonus. The amounts reported in the Target and Max columns reflect the potential payout if all company performance metrics were at goal and stretch performance levels, respectively. Because our company’s performance in 2019 was below the minimum performance goals, no cash incentive bonus was paid out.

(2)
The awards reported in these columns are performance-based stock options granted under our Second Amended and Restated 2010 Omnibus Incentive Plan. The amounts reported in these columns reflect the potential number of options that become eligible for vesting or exercisable pursuant to these performance equity awards if certain financial metrics are achieved. The amounts reported in the Threshold, Target and Max columns for each award reflect the potential number of options that become eligible for vesting or exercisable if performance is at the minimum, goal and maximum levels, respectively. Because our company’s performance in 2019 was below the minimum performance goals, no performance equity award was earned for 2019 and the tranches of such awards that were based on 2019 performance were terminated.

(3)
This column shows the exercise price for the stock option awards, which is the closing price of our stock on the grant date or, if the grant date was a weekend or holiday, the last preceding date on which a closing price was reported.

(4)
The amounts reported in this column reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718 and, for performance-based awards, are based on the probable outcome of the performance conditions as of the grant date. For this purpose, the estimate of forfeitures is disregarded, and the value of the stock awards is discounted to reflect that no dividends are paid prior to vesting. For information on the valuation assumptions used in calculating these amounts, refer to Note 9 to our financial statements in the Form 10-K filed for the fiscal year ended December 31, 2019.

(5)
Mr. Lawrence received a special RSU award in 2019 to promote retention and increase equity holdings. He received a number of RSUs equal to $1.75 million divided by our closing stock price on the grant date.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreement with Mr. Chang
We have an executive employment agreement with Mr. Chang. Among other things, this agreement provides that:
−
Time-based equity awards granted to Mr. Chang will fully vest upon certain terminations of employment within six months prior to and in connection with, or within two years following, a change in control;

−	No excise tax protections will be provided for termination payments;
−	Mr. Chang will be bound by certain covenants, including non-solicitation, non-competition and non-endorsement, that are in addition to, or supersede, previous key employee covenants;
−	Mr. Chang will be entitled to certain termination payments, as described in “Executive Compensation Tables and Accompanying Narrative—Potential Payments Upon Termination or Change in Control” below.
Performance Awards
For information on the terms of the equity and non-equity performance awards that were granted to NEOs during 2019, see “Executive Compensation: Compensation Discussion and Analysis” and the footnotes to the Outstanding Equity Awards at Fiscal Year-End – 2019 table.

Outstanding Equity Awards at Fiscal Year-End – 2019
The following table provides information on each NEO’s holdings of equity awards as of December 31, 2019.
		Option Awards					Stock Awards
Name and Award Type (1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)

Ritch N. Wood
SO	2/15/2013	13,750			41.27	2/15/2020
PSO	2/15/2013	8,750			41.27	2/15/2020
PSO	7/15/2013			18,750	77.65	7/15/2020
SO	12/9/2013	13,750			131.52	12/9/2020
SO	3/31/2014	6,800			82.85	3/31/2021
SO	12/17/2014	6,800			39.51	12/17/2021
SO	3/10/2015	6,800			54.97	3/10/2022
SO	12/18/2015	6,800			37.58	12/18/2022
SO	3/2/2016	102,450	34,150		30.63	3/2/2023
PSO	3/2/2016	54,525			30.63	3/2/2023
PSO	3/4/2017	58,306		14,084	50.68	3/4/2024
RSU	3/4/2017						12,600	516,348
PSO	3/8/2018	41,753		34,506	71.99	3/8/2025
RSU	3/8/2018						6,666	273,173
PSO	2/15/2019			53,354	63.09	2/15/2026
RSU	2/15/2019						22,191	909,387

Mark H. Lawrence
PSO	3/27/2017	14,422		3,484	54.23	3/27/2024
RSU	3/27/2017						4,100	168,018
PSO	3/8/2018	11,742		9,705	71.99	3/8/2025
RSU	3/8/2018						1,875	76,838
PSO	2/15/2019			13,720	63.09	2/15/2026
RSU	2/15/2019						5,707	233,873
RSU	2/15/2019						27,739	1,136,744

Ryan S. Napierski
PSO	7/15/2013			12,500	77.65	7/15/2020
SO	12/18/2015	6,800			37.58	12/18/2022
SO	12/18/2015	50,000			37.58	12/18/2022
SO	3/2/2016	76,850	28,950		30.63	3/2/2023
PSO	3/2/2016	50,913			30.63	3/2/2023
PSO	3/4/2017	32,224		7,784	50.68	3/4/2024
RSU	3/4/2017						5,200	213,096
PSO	3/8/2018	18,919		15,636	71.99	3/8/2025
RSU	3/8/2018						3,021	123,801
PSO	2/15/2019			23,095	63.09	2/15/2026
RSU	2/15/2019						9,606	393,654

		Option Awards					Stock Awards
Name and Award Type (1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Joseph Y. Chang
SO	2/15/2013	5,900			41.27	2/15/2020
PSO	2/15/2013	3,750			41.27	2/15/2020
PSO	7/15/2013			12,500	77.65	7/15/2020
SO	12/9/2013	6,250			131.52	12/9/2020
SO	3/31/2014	6,800			82.85	3/31/2021
SO	12/17/2014	6,800			39.51	12/17/2021
SO	3/10/2015	6,800			54.97	3/10/2022
SO	12/18/2015	6,800			37.58	12/18/2022
SO	3/2/2016	67,950	22,650		30.63	3/2/2023
PSO	3/2/2016	42,485			30.63	3/2/2023
PSO	3/4/2017	18,562		4,484	50.68	3/4/2024
RSU	3/4/2017						2,250	92,205
PSO	3/8/2018	9,264		7,656	71.99	3/8/2025
RSU	3/8/2018						1,479	60,609
PSO	2/15/2019			10,823	63.09	2/15/2026
RSU	2/15/2019						4,502	184,492

D. Matthew Dorny
SO	2/15/2013	6,250			41.27	2/15/2020
PSO	2/15/2013	3,750			41.27	2/15/2020
PSO	7/15/2013			12,500	77.65	7/15/2020
SO	12/9/2013	6,250			131.52	12/9/2020
SO	3/31/2014	5,000			82.85	3/31/2021
SO	12/17/2014	4,900			39.51	12/17/2021
SO	3/10/2015	5,000			54.97	3/10/2022
SO	12/18/2015	6,000			37.58	12/18/2022
SO	3/2/2016	47,950	22,650		30.63	3/2/2023
PSO	3/2/2016	41,235			30.63	3/2/2023
PSO	3/4/2017	18,562		4,484	50.68	3/4/2024
RSU	3/4/2017						2,250	92,205
PSO	3/8/2018	9,264		7,656	71.99	3/8/2025
RSU	3/8/2018						1,479	60,609
PSO	2/15/2019			10,823	63.09	2/15/2026
RSU	2/15/2019						4,502	184,492

(1)	Award types are as follows:
SO: Time-Based Stock Options
RSU: Time-Based Restricted Stock Units
PSO: Performance-Based Stock Options

(2)	Time-Based Stock Options
Grant Date	Vesting Schedule
3/2/2016	Vest in four equal annual installments, the first of which vested on February 15, 2017.

(3)	Performance-Based Stock Options
Grant Date	Vesting Schedule
7/15/2013
Vest in four equal tranches based on the achievement of adjusted EPS performance levels, measured in terms of diluted EPS excluding certain predetermined items. The four tranches are contingent on achievement of adjusted EPS of $6.00, $8.00, $10.00 and $12.00, respectively, over a rolling four-quarter period. The unvested portion of these performance stock options terminates if the adjusted EPS goals are not achieved based on performance through December 2019, or partially terminated earlier if the rolling four quarters’ adjusted EPS fail to reach certain thresholds after December 2016. Based on our performance through December 2019, the four tranches terminated as of March 30, 2020, March 30, 2019, March 30, 2018 and March 30, 2017, respectively.

Grant Date	Vesting Schedule
3/4/2017 3/27/2017
Vest in three equal tranches based on the achievement of adjusted EPS performance levels, measured in terms of diluted EPS excluding certain predetermined items. Vesting occurs on the later of one year following the grant date and the Committee’s approval of the calculation of adjusted EPS for the respective tranche. Vesting is accelerated upon the participant’s termination (including constructive termination) in connection with a change in control. Any portions of the tranches that do not become eligible for vesting will immediately terminate following the later of one year following the grant date and the Committee’s approval of the calculation of adjusted EPS for such tranche. A portion of the first and second tranches vested based on adjusted EPS achieved in 2017 and 2018. No portion of the third tranche vested based on adjusted EPS achieved in 2019, and the third tranche therefore terminated as of February 7, 2020.

3/8/2018
Vest in three equal tranches based on the achievement of adjusted EPS performance levels, measured in terms of diluted EPS excluding certain predetermined items. Vesting occurs on the later of one year following the grant date and the Committee’s approval of the calculation of adjusted EPS for the respective tranche. Vesting is accelerated upon the participant’s termination (including constructive termination) in connection with a change in control. Any portions of the tranches that do not become eligible for vesting will immediately terminate following the later of one year following the grant date and the Committee’s approval of the calculation of adjusted EPS for such tranche. A portion of the first tranche vested based on adjusted EPS achieved in 2018. No portion of the second tranche vested based on adjusted EPS achieved in 2019, and the second tranche therefore terminated as of February 7, 2020. The portion of the third tranche that vests is determined by adjusted EPS reaching pre-determined levels in 2020.

2/15/2019
Vest in three equal tranches based on the achievement of adjusted EPS performance levels, measured in terms of diluted EPS excluding certain predetermined items. Vesting occurs on the later of one year following the grant date and the Committee’s approval of the calculation of adjusted EPS for the respective tranche. Vesting is accelerated upon the participant’s termination (including constructive termination) in connection with a change in control. Any portions of the tranches that do not become eligible for vesting will immediately terminate following the later of one year following the grant date and the Committee’s approval of the calculation of adjusted EPS for such tranche. No portion of the first tranche vested based on adjusted EPS achieved in 2019, and the first tranche therefore terminated as of February 15, 2020. The portions of the second and third tranches that vest are determined by adjusted EPS reaching pre-determined levels in 2020 and 2021, respectively.

(4)
In accordance with SEC rules, these columns report the potential number of shares or units that become eligible for vesting or exercisable if performance is at the minimum level required for any shares or units to become eligible for vesting or exercisable.

(5)	Time-Based Restricted Stock Units
Grant Date	Vesting Schedule
3/4/2017	Vest in four equal annual installments, the first of which vested on March 4, 2018.
3/27/2017	Vest in four equal annual installments, the first of which vested on March 2, 2018.
3/8/2018	Vest in four equal annual installments, the first of which vested on February 15, 2019.
2/15/2019
Vest in four equal annual installments, the first of which vested on February 15, 2020, except for Mr. Lawrence’s award of 27,739 RSUs, which vests in three equal annual installments, the first of which vested on February 15, 2020.

(6)	The market value of the restricted stock units reported in these columns is based on the closing market price of our stock on December 31, 2019, which was $40.98.

Option Exercises and Stock Vested – 2019
The following table provides information on stock option exercises and vesting of stock awards for each NEO during 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Ritch N. Wood	31,250	405,625	8,523	516,611
Mark H. Lawrence	—	—	2,675	160,914
Ryan S. Napierski	—	—	7,666	464,259
Joseph Y. Chang	7,500	97,350	1,618	98,311
D. Matthew Dorny	15,000	215,938	1,618	98,311

(1)
With the exception of 1,250 of Mr. Dorny’s stock options that were exercised pursuant to a 10b5-1 trading plan, all of these stock options were automatically net exercised immediately prior to their expiration, in accordance with the terms of the company’s equity compensation plans. The net shares were issued to the individuals after withholding shares for the exercise price and taxes.

(2)
Value realized on exercise of stock options is equal to the number of options exercised multiplied by the market value of our common stock at exercise less the exercise price, and is calculated before payment of any applicable withholding taxes and broker commissions.

(3)
Value realized on vesting of restricted stock units is equal to the number of restricted stock units vested multiplied by the market value of our common stock on the vesting date, and is calculated before payment of any applicable withholding taxes and broker commissions.

Nonqualified Deferred Compensation
Pursuant to our nonqualified Deferred Compensation Plan, certain employees, including the NEOs, may elect to defer up to 80% of their base salary, up to 100% of bonus and up to 100% of restricted stock units (minus applicable withholding requirements) that otherwise would be payable in a calendar year. Deferral elections are made prior to the calendar year in which the deferred salary, bonus or restricted stock units will be earned. Additionally, we may also elect to make a discretionary contribution (historically 10% of each executive officer’s salary), which may be allocated between the executive officer’s 401(k) and deferred compensation plan accounts.
Earnings and losses on deferred base salary and bonus are based on market rates and on earnings and losses on participant-selected investment funds available under our Deferred Compensation Plan. Restricted stock unit deferrals are allocated to a fund that tracks the performance of the company’s stock. All amounts a participant elects to defer, adjusted for earnings and losses thereon, are 100% vested for purposes of the Deferred Compensation Plan at all times. All amounts we elect to contribute to a participant’s account, adjusted for earnings and losses thereon, vest as to 50% upon 10 years of employment with us, and vest an additional 5% for each year of employment with us thereafter until such amounts are 100% vested upon 20 years of employment with us. In addition, all amounts become 100% vested upon the participant attaining 60 years of age, upon the participant’s death or disability as defined in the plan, or otherwise at the discretion of the Executive Compensation Committee.
For participants who received company contributions prior to January 1, 2015, our Deferred Compensation Plan also provides a death benefit that will pay, upon a participant’s death prior to the commencement of benefit payments, an amount equal to the participant’s deferrals, adjusted for earnings and losses thereon, plus the greater of (i) the vested portion of company contributions, adjusted for earnings and losses thereon, or (ii) five times such participant’s average base salary for the previous three years. All distributions under the Deferred Compensation Plan are payable in cash, and the participant may elect either a lump sum payment or monthly, quarterly, or annual installments over a maximum of 15 years.

The following table shows the investment funds available under our Deferred Compensation Plan and their annual rates of return for the fiscal year ended December 31, 2019, as reported by the administrator of the plan.
Name of Fund	Rate of Return	Name of Fund	Rate of Return
Great-West Gov’t Money Market - Instl Shares	0.43%	Neuberger Berman AMT Mid-Cap Intrinsic Value - I Class	4.37%
American Century VP Inflation Protection - Class I Shares	0.87%	LVIP SSgA Mid-Cap Index - Standard Class	6.97%
Vanguard VIF Short-Term Investment-Grade	0.56%	Great-West T. Rowe Price Mid Cap Growth - Investor Class	6.52%
LVIP Delaware Bond - Standard Class	0.11%	Delaware VIP Small Cap Value Series - Standard Class	8.84%
Putnam VT High Yield - Class IA	2.73%	DWS VIT Small Cap Index VIP - Class A	9.84%
Templeton Global Bond VIP - Class 1	1.46%	Vanguard VIF Small Company Growth	10.06%
Great-West Conservative Profile - Investor Class	2.45%	American Funds Global Growth - Class 2	12.69%
Great-West Moderately Conservative Profile - Investor Class	3.60%	American Funds IS Global Growth and Income - Class 2	9.10%
Great-West Moderate Profile - Investor Class	4.81%	American Funds Global Small Capitalization - Class 2	10.52%
Great-West Moderately Aggressive Profile - Investor Class	5.80%	AB VPS International Value - Class A	8.63%
Great-West Aggressive Profile - Investor Class	7.90%	American Funds International - Class 2	9.46%
Delaware VIP Value Series - Standard Class	5.86%	Van Eck VIP Emerging Markets - Initial Class	9.24%
MFS VIT Value - Initial Class	7.11%	Vanguard VIF Real Estate Index	0.59%
Vanguard VIF Equity Index	9.03%	MFS VIT Utilities Series - Initial Class	1.68%
Delaware VIP U.S. Growth Series - Standard Class	5.62%	Nu Skin Enterprises Inc. Restricted Stock Units	-2.71%
Vanguard VIF Growth	7.67%
Nonqualified Deferred Compensation – 2019
The following table provides information on each NEO’s account under our nonqualified Deferred Compensation Plan for the year 2019.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($)(1)
Ritch N. Wood	—	100,000	226,364	—	1,430,148
Mark H. Lawrence	4,896	50,000	29,265	—	190,971
Ryan S. Napierski	72,344	70,000	851,280	—	4,185,595
Joseph Y. Chang	5,167	66,000	1,493,555	(200,414)	8,705,355
D. Matthew Dorny	146,955	51,000	161,034	—	2,005,225

(1)
Executive and registrant contribution amounts are and have been reflected in the 2019 Summary Compensation Table and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the 2019 Summary Compensation Table and were not reflected in prior years’ summary compensation tables.

Potential Payments Upon Termination or Change in Control
The information below describes the compensation that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2019, given each NEO’s compensation and service level as of such date and, if applicable, based on our closing stock price on that date. Except as noted below, all amounts would be payable as a lump sum upon termination, except deferred compensation, which may be payable as a lump sum or in installments at the election of the NEO. These benefits are in addition to benefits available generally to salaried employees, such as disability benefits and distributions under our 401(k) plan.
Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the NEO’s age.
Name	Voluntary Termination ($)	Involuntary Termination for Cause ($)	Involuntary Termination Not for Cause ($)	Termination (Including Constructive Termination) in Connection with Change of Control ($)	Death ($)(1)	Disability ($)
Ritch N. Wood
Severance(2)	750,000	—	1,500,000	4,200,000	—	250,000
Equity(3)	—	—	—	2,052,360	—	—
Deferred Compensation(4)	1,430,148	1,430,148	1,430,148	1,430,148	4,622,222	1,430,148
Health Benefits(5)	—	—	24,597	24,597	—	—
Total	2,180,148	1,430,148	2,954,745	7,707,106	4,622,222	1,680,148

Mark H. Lawrence
Severance(2)	375,000	—	625,000	1,312,500	—	125,000
Equity(3)	—	—	—	1,615,473	—	—
Deferred Compensation(4)	46,844	46,844	46,844	46,844	190,971	190,971
Health Benefits(5)	—	—	24,808	24,808	—	—
Total	421,844	46,844	696,652	2,999,624	190,971	315,971

Ryan S. Napierski
Severance(2)	525,000	—	875,000	2,100,000	—	175,000
Equity(3)	—	—	—	1,030,183	—	—
Deferred Compensation(4)	4,185,595	4,185,595	4,185,595	4,185,595	6,616,955	4,185,595
Health Benefits(5)	—	—	24,348	24,348	—	—
Total	4,710,595	4,185,595	5,084,943	7,340,126	6,616,955	4,360,595

Joseph Y. Chang
Severance(2)	1,245,000	—	1,575,000	2,977,500	495,000	660,000
Equity(3)	—	—	—	571,734	—	—
Deferred Compensation(4)	8,705,355	8,705,355	8,705,355	8,705,355	10,079,221	8,705,355
Health Benefits(5)	—	—	15,441	15,441	—	—
Total	9,950,355	8,705,355	10,295,795	12,270,029	10,574,221	9,365,355

D. Matthew Dorny
Severance(2)	382,500	—	637,500	1,338,750	—	127,500
Equity(3)	—	—	—	571,734	—	—
Deferred Compensation(4)	2,005,225	2,005,225	2,005,225	2,005,225	3,381,277	2,005,225
Health Benefits(5)	—	—	24,597	24,597	—	—
Total	2,387,725	2,005,225	2,667,322	3,940,306	3,381,277	2,132,725

(1)
The amounts reported in this column do not include the proceeds payable on death from term life insurance policies for which we pay the premiums, with coverage, as of December 31, 2019, of $750,000 for Messrs. Wood, Lawrence, Chang and Dorny and $500,000 for Mr. Napierski.

(2)
Our Executive Severance Policy applies to all of the NEOs, other than Mr. Chang because his employment agreement provides severance benefits as described below. This policy provides for the following termination payments in addition to salary and benefits earned prior to termination, provided that the NEO complies with certain non-competition and other obligations:

(a)           Voluntary termination:
(i) A lump sum equal to 75% of annual salary if the Company elects, in its sole discretion, to enforce the non-competition obligations in the NEO’s Key Employee Covenants Agreement.
(b)           Involuntary termination not for cause (including constructive termination):
(i)  The pro-rata portion of the NEO’s earned bonus, if any, for any outstanding bonus cycle, payable at the same time as bonuses are paid to other executive officers; and
(ii)  A lump sum equal to a multiplier (of 1.5 for the CEO; 1.25 for other NEOs) times annual salary.
(c)           Termination (including constructive termination) in connection with a change in control:
(i) The pro-rata portion of the NEO’s earned bonus, if any, for any outstanding bonus cycle, payable at the same time as bonuses are paid to other executive officers; and
(ii) A lump sum equal to a multiplier (of 2 for the CEO; 1.5 for other NEOs) times annual salary and target bonus.
(d)           Termination upon death or disability:
(i) The pro-rata portion of the NEO’s earned bonus, if any, for any outstanding bonus cycle, payable on the date that bonuses are normally paid; and
(ii) Salary continuation for up to 90 days in certain circumstances related to a disability.
Mr. Chang’s employment agreement provides, among other things, for the following termination payments in addition to salary and benefits earned prior to termination, provided that Mr. Chang complies with certain non-competition and other obligations:
(a)           Voluntary termination:
(i) Continuation of 75% of annual salary for a restricted period of up to one year, payable in accordance with the company’s standard pay policies, to better enable the company to enforce the agreement’s non-solicitation, non-competition and non-endorsement covenants after termination.
(b)           Involuntary termination not for cause (including constructive termination):
(i) A lump sum equal to the pro-rata portion of Mr. Chang’s earned bonus, if any, for each outstanding bonus cycle; and
(ii) Continuation of annual salary for a period of 15 months, payable in accordance with the company’s standard pay policies.
(c)           Termination (including constructive termination) in connection with a change in control:
(i) A lump sum equal to the pro-rata portion of Mr. Chang’s target bonus for any outstanding bonus cycle; and
(ii) A lump sum equal to 1.5 times annual salary and target bonus.
(d)           Termination upon death or disability:
(i) A lump sum equal to the pro-rata portion of Mr. Chang’s target bonus for any outstanding bonus cycle; and
(ii) Salary continuation for up to 90 days in certain circumstances related to a disability.
In addition, Mr. Chang’s employment agreement provides that, if his employment terminates pursuant to any of the circumstances outlined above in this footnote 2, other than for death or disability, Mr. Chang will be entitled to a four-year consulting contract with us for $250,000 per year, less any severance payments that are paid to him during the year pursuant to his employment agreement.

(3)
The amounts payable under the equity category, in the case of stock option awards, are based on the difference between the $40.98 closing price of our stock on December 31, 2019 and the exercise price of the applicable award, multiplied by the number of unvested shares subject to the award. The amounts payable under the equity category in the case of restricted stock units are based on the same closing price multiplied by the number of unvested shares subject to the applicable award.

(4)
The amounts reported for deferred compensation, other than for death and disability, reflect only the amounts deferred by the NEOs, the vested portion of amounts contributed by us and earnings on such amounts. We may, at our discretion, accelerate vesting of the unvested amounts contributed by us in the event of a change in control. If we were to accelerate vesting, the total amounts of deferred compensation payable to our NEOs would be as follows: Mr. Wood – $1,430,148; Mr. Lawrence – $190,971; Mr. Napierski – $4,185,595; Mr. Chang – $8,705,355; and Mr. Dorny – $2,005,225.

(5)
Our Executive Severance Policy and Mr. Chang’s employment agreement entitle the NEOs to a lump sum equal to twelve months of health care continuation coverage upon involuntary termination not for cause (including constructive termination) and termination (including constructive termination) in connection with change in control. These payments are conditioned on the NEO’s compliance with certain non-competition and other obligations.

OTHER COMPENSATION INFORMATION

Equity Compensation Plan Information
The following table provides information as of December 31, 2019, about our Class A Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,694,060(1)	$55.38(2)	2,203,007(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,694,060	$55.38	2,203,007

(1)  Consists of 3,120,997 options (962,503 time-based and 2,158,494 performance-based) and 573,063 restricted stock units (573,063 time-based and 0 performance-based). The performance-based awards are reported as the number of shares that become eligible for vesting or exercisable if performance is at the target level. The number of shares that are ultimately issued pursuant to the performance-based awards could vary from the amounts reported based on the degree to which the performance goals are achieved.
(2)  Excludes the impact of time-based and performance-based restricted stock units, which are exercised for no consideration. The weighted average remaining life of the options is 3.76 years.
(3)  Represents the number of shares available for future issuance under our Second Amended and Restated 2010 Omnibus Incentive Plan, under which we may grant awards relating to shares of Class A Common Stock including options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards. Options and stock appreciation rights are counted against the share reserve as one share for each option or stock appreciation right. Other awards are counted as 2.25 shares.
CEO Pay Ratio Information
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Securities and Exchange Commission rules, we are disclosing the annual total compensation of the CEO, the median of the annual total compensation of all other employees, and the ratio of these two numbers (the “CEO pay ratio”), each as calculated pursuant to applicable rules and guidance. We also provide supplemental information and calculations to provide context regarding our global operations and unique features of our workforce.
CEO Compensation
Mr. Wood’s 2019 annual total compensation was $4,570,379.

Median Employee Compensation and CEO Pay Ratio Disclosure
As of December 31, 2019, our global employee population, including employees of our subsidiaries, consisted of 24,789 individuals, approximately 94% of whom were located outside of the United States. To identify the median employee, we used each employee’s annualized base pay plus target cash incentive as of December 31, 2019 (for Mainland China sales employees, described below, and employees of our manufacturing and packaging subsidiaries, this was calculated by annualizing their salary and bonus amounts for the last portion of the year, as those amounts are indicative of their recent activity), translated into U.S. dollars. With these amounts for all of our employees, we identified a median group of 101 employees. We then calculated the annual total compensation of each of these 101 employees using the same methodology that is required under SEC disclosure requirements for NEOs’ compensation, and we identified the median employee from that population.
Our median employee is a sales employee in Mainland China whose 2019 annual compensation was $3,818, which yields a CEO pay ratio of 1,197:1.
Supplemental Information – Global Employee Population and Structure
The structure of our business model in Mainland China causes a unique and significant increasing impact on our CEO pay ratio. In all of our markets other than Mainland China, our sales force members are independent distributors rather than employees of our company. Because of restrictions on direct selling and multi-level commissions in Mainland China, we have implemented a business model for that market that is different from our business model in other markets. One of the differences is that our sales force in Mainland China includes not only independent sellers but also part-time sales employees.
Our Mainland China sales employees constitute a large proportion of our total employee base, and as a result, these employees have a significant impact on our CEO pay ratio. As of December 31, 2019, 19,764, or 80%, of our employees were Mainland China sales employees, compared to 5,025 other full- and part-time employees worldwide. Like all members of our sales force globally, our Mainland China sales employees devote as much or as little time and effort to their sales efforts as they desire, and their compensation varies significantly as a result.
Due to the impact of our Mainland China sales employees on our CEO pay ratio, we do not believe the required pay ratio disclosure, above, appropriately represents our company’s compensation practices. To better allow stakeholders to evaluate our CEO’s compensation within the context of our company, we also disclose a ratio that excludes our Mainland China sales employees. Based on our 5,025 employees who are not Mainland China sales employees, our median employee is a technician in our indoor-growing business in the United States whose 2019 annual compensation was $31,522, resulting in a CEO pay ratio of 145:1.
We believe the compensation amounts and ratios provided above represent reasonable estimates calculated in accordance with SEC regulations and guidance. The SEC rules allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio for our company, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting stockholder approval of a non-binding advisory resolution approving our NEOs’ compensation as disclosed in this Proxy Statement.
Compensation Objectives and 2019 Pay for Performance
The following objectives of our executive compensation program support our recommendation to approve the compensation of our NEOs:
(1)	Our program enables us to successfully recruit, motivate and retain experienced and talented executives;
(2)	We implement a pay-for-performance philosophy through the use of incentives that:
a.	Are tied to corporate and individual performance;
b.	Align the financial interests of our executives with those of our stockholders; and
c.	Drive superior stockholder value.
The program, which is administered by our Executive Compensation Committee (the “Committee”), is intended to align actual compensation payments to actual performance and to adjust upward during periods of strong performance and downward when performance is short of expectations.
For 2019, our revenue was $2.42 billion, down 10% from 2018, as compared to 18% growth in 2018, and our sales leaders decreased 25% compared to 2018. These decreases were due in large part to macro challenges that we faced in multiple markets, the most impactful of which was government and media scrutiny of the health products and direct selling industries in Mainland China, which we believe had a negative impact on consumer sentiment. The revenue and sales leader declines also reflect the lack of a major product launch in 2019, which we believe may have caused some decreased engagement in our sales force. We did experience slight growth in Japan, and our manufacturing partners had a strong year. In addition, our customer-acquisition strategy helped us to maintain our customer count above one million active customers despite the decline in sales leaders.
We continue to believe we have the correct growth strategy in place to achieve revenue growth and expand our customer base. Our executive compensation program and the pay-for-performance incentives that are built into it are key drivers of management’s motivation.
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2019 compensation was predominantly variable. Consistent with our commitment to pay for performance, our CEO’s 2019 compensation consisted of 75% variable compensation (cash incentive bonus and equity awards) and 25% fixed compensation (salary and all other compensation). Our other NEOs’ compensation was 66% variable and 34% fixed.

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2019 equity awards were predominantly performance-based. The equity awards that were granted to our NEOs in 2019 also reflect our pay-for-performance philosophy. These equity awards were approximately 60% performance-based (based on grant date fair value), other than Mr. Lawrence’s special RSU award. Going forward, the Committee generally plans to continue using an equity mix of approximately 60% performance-based awards.

Advisory Resolution
The Board of Directors recommends that stockholders approve the following advisory resolution:
RESOLVED, that the stockholders hereby approve the compensation of the company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.
Although this advisory resolution is non-binding, the Board values input from stockholders. The Board will consider the voting results for this proposal in making future compensation decisions.
We currently intend to include a stockholder advisory resolution on our executive compensation program at our annual meeting of stockholders each year.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION.

PROPOSAL 3:
APPROVAL OF THIRD AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN

The Board of Directors and the Executive Compensation Committee (the “Committee”) have approved and adopted a Third Amended and Restated 2010 Omnibus Incentive Plan (the “Third Amended and Restated Plan,” or the “Plan”), subject to stockholder approval at the Annual Meeting. The NYSE listing standards require us to obtain stockholder approval of the Plan.
Our primary reason for adopting the Plan and recommending it for stockholder approval is to increase the share reserve that is available under our current incentive plan, the Second Amended and Restated 2010 Omnibus Incentive Plan (the “Second Amended and Restated Plan”), which is currently the only incentive plan under which we grant equity awards to our directors, executive officers and employees. In amending the Second Amended and Restated Plan, we are also recommending certain other revisions as described below.
We believe that the adoption of the Third Amended and Restated Plan is necessary to allow us to continue to utilize equity awards, including performance awards, to attract, retain and motivate key employees and to further align the interests of our employees with those of our stockholders. If the Third Amended and Restated Plan is not approved by stockholders at the Annual Meeting, awards may continue to be granted under the Second Amended and Restated Plan until that plan expires.
As of December 31, 2019, there were a total of 3,120,997 outstanding stock options granted under the company’s 2010 Omnibus Incentive Plan, as amended prior to the Plan, and the company’s 2006 Stock Incentive Plan and its amendments (collectively, the “Prior Plans”). The weighted-average exercise price of these stock options was $55.38 and the weighted-average remaining term for these stock options was 3.76 years. As of December 31, 2019, there were a total of 573,063 unvested restricted stock units granted and outstanding under the Prior Plans. For more information about these outstanding stock options and unvested restricted stock units, see “Other Compensation Information—Equity Compensation Plan Information.” In addition, in February 2020, our Executive Compensation Committee approved a grant, contingent on stockholder approval of the Plan, of restricted stock units. This grant will be canceled if the Plan is not approved. For more information about this grant, see “New Plan Benefits,” below.
Our directors and executive officers may have an interest in the approval of the Plan because they are eligible for awards under the Plan.
Key Data – Share Usage and Dilution
In 2017 through 2019, we granted awards under the Second Amended and Restated Plan as follows:
ANNUAL EQUITY USAGE
	2017	2018	2019	3-Year Average
Options and performance options	293,200	920,139	454,515	555,951
RSUs and performance RSUs	261,404	202,653	341,878	268,645
Gross grants	554,604	1,122,792	796,393	824,596
Weighted-average shares outstanding	52,805,678	55,170,420	55,517,542	54,497,880
Gross usage (% of outstanding)(1)	1.05%	2.04%	1.43%	1.51%

(1)	Calculated as gross grants divided by weighted-average shares outstanding, both as listed in the table.

The following table provides aggregated information regarding the overhang and dilution associated with the Second Amended and Restated Plan and the potential stockholder dilution that would result if our proposed share increase under the Third Amended and Restated Plan is approved.

FULLY-DILUTED OVERHANG CALCULATION
	As of Dec. 31, 2019	As of Dec. 31, 2019, Giving Effect to Additional Share Reserve
Shares outstanding	55,547,214	55,547,214
Potential dilution:
Shares issuable under outstanding equity awards(1)	3,694,060	3,694,060
Shares available for future awards under Second Amended and Restated Plan	2,203,007	2,203,007
Additional share reserve under Third Amended and Restated Plan		5,896,993
Fully-diluted shares outstanding	61,444,281	67,341,274
Fully-diluted overhang(2)	9.6%	17.5%

(1)  Consists of 3,120,997 options and 573,063 restricted stock units. See “Other Compensation Information—Equity Compensation Plan Information” for detail about these outstanding awards.
(2)  Calculated as potential dilution shares divided by fully-diluted shares outstanding, both as listed in the table.

Based on the closing price on the New York Stock Exchange for our common stock on March 31, 2020 of $21.85 per share, the aggregate market value as of that date of the 8,100,000 shares of common stock that will be available under the Third Amended and Restated Plan was $177.0 million.
Proposed Amendments in the Third Amended and Restated 2010 Plan
If the Plan is approved, the Second Amended and Restated Plan will be amended primarily as described below and also to include other administrative, clarifying and conforming changes:
1.
Share Reserve. As of December 31, 2019, 3,481,899 shares of our common stock had been issued against the total shares authorized under the Second Amended and Restated Plan, 3,694,060 shares were reserved for issuance for outstanding awards and 4,378,966 shares had reverted to the share reserve due to termination, expiration, and, with respect to restricted stock units, withholding or tendering for tax liabilities. Accordingly, only 2,203,007 shares were available for future grants of awards as of such date. The proposed share authorization net increase of 5,896,993 shares (resulting in a total available reserve of 8,100,000 shares for new awards as of the effective date of the Plan, less grants made since December 31, 2019), will help us to have a sufficient reserve of common stock available under the Plan to allow us to continue to provide equity incentives to our executive officers and employees at a competitive level.

2.
Strengthened Clawback Provision. The Plan provides that all compensation awarded under the Plan and prior incentive plans is subject to recovery or other penalties pursuant to any clawback provision set forth in an applicable award agreement. It further provides that, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Committee may terminate any awards granted under the Plan or prior incentive plans and/or require any participant to reimburse us the amount of any payment or benefit received with respect to any awards granted under the Plan and prior incentive plans to the extent such awards would not have been earned or accrued after giving effect to the accounting restatement.

3.
Removal/Revision of Provisions Based On Section 162(m) of the Code. Because the U.S. tax reform legislation that was enacted in December 2017 repealed the exception to the Section 162(m) deduction limit for performance-based compensation, the Plan will remove language that was aimed to enable awards to qualify for that exception. However, because we continue to believe that a significant portion of our executive officers’ compensation should be tied to performance, we have retained some of the former Section 162(m)-based provisions but have re-characterized them as “performance award provisions,” which will generally apply to awards (other than time-based restricted stock awards and time-based restricted stock unit awards) granted to executive officers.

4.
Revision of Limits for Equity Awards to Executive Officers. One of the Section 162(m)-based provisions in the Second Amended and Restated Plan imposed numeric limitations on certain equity awards to executive officers during a 12-month period, with some of the limitations applying to awards granted during the period and others applying to awards earned during the period. The Third Amended and Restated Plan synchronizes these limits such that they apply to awards granted during the period. These limitations are described further in “Performance Awards Granted to Executive Officers,” below.

5.
Prohibition on Payment of Dividends or Dividend Equivalents on Unvested Awards. The prohibition under the Second Amended and Restated Plan on the payment of dividends or dividend equivalents on unvested or unearned performance-based awards has been extended to apply to all awards on which dividends or dividend equivalents may be paid under the Plan.

6.
Eligible Subsidiaries. The Plan clarifies that awards other than incentive stock options may be granted to employees of any entity in which the Company has at least a 50% direct or indirect ownership interest, including entities not established as corporations.

7.	Termination Date. The termination date will be extended to the tenth anniversary of the effective date of the Third Amended and Restated Plan, which is expected to be June 3, 2030.
Summary of the Third Amended and Restated 2010 Plan
Following is a summary of certain key provisions of the Plan. This summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by the provisions of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.
The Plan provides a flexible range of equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of our business in responding to changing circumstances over time.
Eligibility. Employees and consultants of the Company and our subsidiaries, including our executive officers, and non-employee members of the Board of Directors may participate in the Plan as designated by the Committee. We intend to make stock awards under the Plan to employees in the United States and in certain foreign jurisdictions. As of December 31, 2019, we had approximately 5,000 full- and part-time employees globally, excluding approximately 20,000 individuals who were employed as sales representatives in our Mainland China operations. As of March 15, 2020, we had six non-employee directors and six executive officers, including two employee directors. The number of consultants currently engaged by the Company and its subsidiaries is not reasonably determinable, but at the present time, we have no plans to grant awards under the Plan to any consultant. The amounts of awards that may be allocated to participants under the Plan will be determined at the discretion of the Committee and are not presently determinable.
Types of Awards. The types of stock awards that will be available for grant under the Plan are:
− incentive stock options	− restricted stock	− performance cash
− nonstatutory stock options	− restricted stock units	− performance shares
− stock appreciation rights	− other share-based awards	− performance units

Share Reserve. Subject to certain adjustments (described below under “Adjustments”), as of the effective date of the approval of the Plan, a total of 8,100,000 shares of our common stock are proposed to be authorized for new grants under the Plan, less one share for every one share that was subject to an option or stock appreciation right granted after December 31, 2019 and 2.25 shares for every one share that was subject to an award other than an option or stock appreciation right granted after December 31, 2019. In addition, after stockholder approval of the Plan, the share reserve will be reduced by one share upon grant of an option or stock appreciation right, and reduced by 2.25 shares for each share subject to any other award. If any shares covered by an award granted under the Plan or under the 2010 Omnibus Incentive Plan and its amendments prior to the effective date of the Plan (the “2010 Plan”) are forfeited, terminated, canceled, expire or are settled in cash (in whole or in part), then the shares covered by such award shall revert to and become available for grant under the Plan, in the same ratios as such awards would have reduced the share reserve upon grant under the Plan or the 2010 Plan.
In the event that withholding tax liabilities arising from an award other than an option or stock appreciation right granted under the Plan or the 2010 Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the company, the shares so tendered or withheld shall be added to the shares available for awards under the Plan. However, the following shares will not be added to the shares authorized for grant: (i) shares tendered or withheld in payment of the purchase price of an option granted under the Plan or the 2010 Plan; (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to options or stock appreciation rights granted under the Plan or the 2010 Plan; (iii) shares subject to a stock appreciation right granted under the Plan or the 2010 Plan that are not issued in connection with its stock settlement on exercise thereof; and (iv) shares reacquired by the company on the open market or otherwise using cash proceeds from the exercise of options granted under the Plan or the 2010 Plan.
Shares of common stock under awards made in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), do not reduce the maximum number of shares that may be issued under the Plan. In addition, if a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of common stock that may be issued under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination. We currently plan to deliver shares of common stock under the Plan from our treasury shares.
Performance Awards Granted to Executive Officers. Although the qualified performance-based compensation exception under Section 162(m) of the Code was eliminated as part of the 2017 U.S. tax reform legislation, in Article 10 of the Plan we have retained some of the provisions of the Second Amended and Restated Plan relating to qualification for such exception, which will generally apply in granting awards (other than time-based restricted stock awards and time-based restricted stock unit awards) to our executive officers.
In this regard, if Article 10 of the Plan is applicable to an award at the time of grant, the Plan limits awards to executive officers, individually, to no more than 1.5 million shares in any 12-month period of common stock subject to options or stock appreciation rights, to no more than 1.0 million shares in any 12-month period of common stock subject to grants of stock awards other than option or stock appreciation rights, and to no more than $4.0 million in any 12-month period subject to grants of cash awards (the “Limitations”). Any canceled award shall continue to be counted toward the applicable Limitations.
Among other things, the Plan sets out categories of performance criteria that may be used in issuing performance-based awards to executive officers (see section 10.2 of the Plan, as described below in the section titled “Performance Criteria”). The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including, without limitation, (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Further, if Article 10 of the Plan is applicable at grant, the Committee may waive achievement of performance goals or make upward adjustments to the amount payable under awards only in cases of death or disability or in special circumstances as determined by the Committee.

Any outstanding performance awards granted to covered executive officers under the 2010 Plan that were intended to qualify as deductible “performance-based compensation” under Section 162(m) of the Code as in effect prior to its amendment by the 2017 U.S. tax reform legislation continue to be governed by the applicable provisions of the 2010 Plan relevant to such qualified awards, notwithstanding the amendments adopted in the Plan.
Non-employee Director Compensation. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards under the Plan and all cash compensation, whether granted under the Plan or otherwise, granted to any non-employee director during any single calendar year shall not exceed $750,000.
Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of shares that may be issued pursuant to incentive stock options and, in the aggregate or to any participant, in the number, class, kind, and option, grant or exercise price of securities subject to outstanding awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of shares subject to any award shall always be a whole number.
Administration of the Plan. The Plan shall be administered by the Committee, or a subcommittee thereof, which is comprised of at least two individuals who will qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and as “independent directors” under the rules of the principal U.S. national securities exchange on which the common stock is traded. The Committee has the authority to perform the following actions:
−	Designate participants under the Plan;
−	Determine the type(s), number, terms and conditions of awards, subject to the terms of the Plan;
−	Amend or modify any award or waive any restrictions or conditions applicable to any award or any shares acquired pursuant thereto;
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Accelerate, continue or extend the exercisability or vesting of any award or any shares acquired pursuant thereto, including with respect to the period following termination of a participant’s employment or services;

−	Determine whether, and to what extent, awards may be settled in cash, shares, or other property, and whether such payment will be deferred either automatically or the participant’s election;
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Determine whether, to what extent, and under what circumstances may an award be canceled or suspended (although options and stock appreciation rights may not be canceled in exchange for cash or another award);

−	Interpret the Plan and establish, adopt or revise any rules and regulations, and appoint such agents as it deems appropriate to administer the Plan;
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Make any adjustments or modification to awards granted to participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such participants to fulfill the purposes of the Plan and/or to comply with applicable local laws;

−	Determine whether any award (excluding options and stock appreciation rights) will entitle a participant to dividend equivalents; and
−	Make all other decisions and determinations that may be necessary or desirable under the Plan.
Options. The Plan provides that options generally must have an exercise price that is at least equal to 100% of the fair market value of our common stock on the date the option is granted. To the extent permitted by law and as determined by the Committee, an option holder may exercise an option by payment of the exercise price in a number of different manners, including (1) in cash or cash equivalents, (2) pursuant to a “same day sale” program through a broker, (3) by the surrender of shares of common stock already owned by the option holder, (4) with the consent of the Committee, by withholding shares of common stock otherwise issuable in connection with the exercise of the option, or (5) such other form of consideration permitted by applicable law as determined by the Committee. Options awarded under the Plan may generally be granted for terms of up to seven years. In no event may dividend equivalents be granted with respect to options. Subject to certain adjustments (also described above under “Adjustments”), not more than 5,500,000 shares of common stock may be issued under the Plan pursuant to incentive stock options.
The Plan also provides that any outstanding in-the-money stock options will be automatically exercised on the last day of the term of such awards, unless otherwise set forth in an award agreement.
Stock Appreciation Rights. The Committee may grant stock appreciation rights independently of or in connection with another award. The base price per share of a stock appreciation right shall generally be at least 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, the holder shall have the right to receive the excess of (i) the fair market value of one share of common stock on the date of exercise (or such amount less than such fair market value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the stock appreciation right. Payment shall be made in shares of common stock, in cash, or other property, or any combination thereof, as determined by the Committee. No stock appreciation right will have a term greater than seven years. In no event may dividend equivalents rights be granted with respect to stock appreciation rights.
The Plan also provides that any outstanding in-the-money stock appreciation rights will be automatically exercised on the last day of the term of such awards, unless otherwise set forth in an award agreement.
Restricted Stock and Restricted Stock Units. The Committee may also award restricted stock or restricted stock units independently or in connection with other awards or as payment of performance awards and other cash-based incentive compensation (subject to the requirements of Section 409A of the Code). Unless otherwise provided in the award agreement, beginning on the date of grant of the restricted stock award and subject to execution of the award agreement, the participant becomes a stockholder with voting and distribution rights with respect to all shares subject to the award. A participant receiving a restricted stock unit award will not possess voting rights or any other rights of a stockholder with respect to such award until vested, except as provided in the award agreement for such award.
Other Share-Based Awards. Other awards of shares and other awards based on shares or other property, including deferred stock units, may be granted under the Plan either alone or in addition to other awards granted under the Plan. Such awards may also be available as a form of payment of other awards granted under the Plan and other cash-based compensation. The terms of such other share-based awards granted under the Plan will be set forth in an award agreement containing provisions determined by the Committee and not inconsistent with the Plan.
Performance Awards. The Plan provides for the grant of performance awards in the form of performance cash, performance shares and performance units, for no consideration or for such minimum consideration as may be required by applicable law. The performance criteria and period for each performance award will be conclusively determined by the Committee and may be based upon the criteria set forth in the Plan. The achievement of the performance criteria and the amount of a performance award to be distributed shall be conclusively determined by the Committee.

Performance Criteria. To the extent that any Award subject to Article 10 of the Plan is a Performance Award or is otherwise subject to the achievement of performance goals, the lapsing of restrictions thereon and the vesting or distribution of cash, shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following or on such other measures as determined appropriate by the Committee: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of our company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of our company or our company’s third-party manufacturer) and validation of manufacturing processes (whether our company’s or our company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of our company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of our company’s equity or debt securities; factoring transactions; sales or licenses of our company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; recruiting and maintaining personnel; distributor, executive distributor, or preferred customer metrics; product subscription orders; distributor and customer retention rates. Such performance goals also may be based solely by reference to our company’s performance or the performance of a subsidiary, division, business segment or business unit of our company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including, without limitation, (a) the effects of currency fluctuations; (b) restructurings, discontinued operations, extraordinary items, and other unusual, infrequent, non-recurring, or non-operational charges or events, (c) litigation, claim judgments, or settlements; (d) the discontinuation, disposal, or acquisition of a business or division; (e) asset write-downs; (f) an event either not directly related to the operations of our company or not within the reasonable control of our company’s management, (g) any or all items that are excluded from the calculation of non-GAAP earnings, or (h) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals, and any exclusions, shall be set by the Committee within the time period prescribed by any applicable law.
No Repricing. The Plan prohibits the repricing of an option or a stock appreciation right (other than to reflect stock splits, spin-offs and other corporate events described under “Adjustments” above) unless stockholder approval is obtained. For purposes of the Plan, a repricing means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award under the Plan (except in connection with a change in control), or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the rules of the principal U.S. national securities exchange on which the common stock is traded.

Minimum Vesting. No option or stock appreciation right granted on or after the effective date of the Plan may vest in less than one year from its date of grant. Notwithstanding the foregoing, with respect to options or stock appreciation rights, up to 5% of the available shares of common stock authorized for issuance under the Plan as of the effective date may vest (in full or in part) in less than one year from their date of grant (the “5% Basket”). Any option or stock appreciation right granted under the Plan may vest in full or in part upon death or disability of the participant, or upon a change in control of the company (in accordance with Section 11.1 of the Plan), and such vesting shall not count against the 5% Basket.
Dividends; Dividend Equivalents. Awards other than options and stock appreciation rights may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of common stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise, provided that in all cases they are subject to the same vesting or performance conditions as the underlying award. In no event shall any award provide for the payment of dividends or dividend equivalents in any form prior to the vesting of the underlying award.
Cancellation of Award; Forfeiture of Gain. An award shall be canceled to the maximum extent permitted under applicable law if the participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity or material misconduct that is in conflict with or adverse to our interests, including conduct contributing to any financial restatements or financial irregularities, as determined by the Committee in its sole discretion. The Committee may provide in an award agreement that if within the time period specified in the award agreement the participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the participant will forfeit any gain realized on the vesting or exercise of the award and must repay such gain.
Clawback or Recoupment. All compensation awarded under the Plan and Prior Plans will be subject to recovery or other penalties pursuant to (i) any clawback policy of the company, as may be adopted or amended from time to time; (ii) any clawback provision set forth in an applicable award agreement; and (iii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Securities Exchange Act of 1934 and any applicable stock exchange listing rule adopted pursuant thereto. Further, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Committee may terminate any awards granted under the Plan or under any Prior Plan and/or require any Participant to reimburse the Company the amount of any payment or benefit received with respect to any awards granted under the Plan or under any Prior Plan to the extent such awards would not have been earned or accrued after giving effect to the accounting restatement. By accepting an award under the Plan, the participant agrees to such recovery or other penalties.
Nontransferability. Awards granted under the Plan will not be transferable other than by will or by the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except to the extent permitted and under such terms and conditions as determined by the Committee for transfers to certain family members, family trusts, or other family-owned entities, or for charitable donations.
Change in Control. Unless otherwise provided in the award agreement, upon a change in control in which the successor company does not assume or substitute certain awards, such awards will become fully vested and exercisable immediately prior to such change in control. Upon a change in control, the Committee may also in its discretion determine that certain awards will be canceled and terminated, with payment where applicable. Unless otherwise provided in an award agreement or other agreement with the company, the vesting of any performance-based award (whether upon a change in control if the awards are not assumed or substituted for, or upon a qualifying termination of employment that follows a change in control) shall be subject to the attainment of the underlying performance goals and shall vest based on actual performance.

The definition of change in control in an award agreement generally may not provide that a change in control will occur until consummation or effectiveness of a change in control of the company and may not provide that a change in control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the company.
Section 409A of the Code. Awards under the Plan are intended to be exempt from or comply with Section 409A of the Code and shall be construed, interpreted and administered in accordance with such intent. To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code to the extent such amendment is determined appropriate by the Committee, in each case without the consent of or notice to the Participant. To the extent necessary to comply with Section 409A of the Code, payments due under the Plan upon separation of service to participants who are “specified employees” within the meaning of Section 409A will be delayed for the period required by Section 409A and payments will be made upon a change in control only if such event is considered a permissible payment event under Section 409A (otherwise payment of any amount due will be made at a time permissible under Section 409A).
Amendment or Termination. The Board of Directors may alter, amend, suspend, or terminate the Plan in any respect at any time, subject to stockholder approval where such approval is required by applicable law or stock exchange rules. The Board of Directors may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act and may not, without stockholders’ approval, amend the Plan to (a) increase the number of shares that may be the subject of awards under the Plan (except for certain adjustments pursuant to the Plan), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any option or stock appreciation right, or (f) increase the Limitations. Further, no amendment to, or termination of, the Plan may materially impair any of the rights of a participant under any awards previously granted without such participant’s consent, unless such amendments are, or Plan termination is, necessary or advisable to comply with applicable laws, as determined by the Committee.
Term. Unless earlier terminated by the Committee, the Plan will expire on the tenth anniversary of the date of stockholder approval. We currently expect that stockholder approval will be obtained on June 3, 2020; accordingly, it is anticipated that the termination date will be June 3, 2030. No awards will be granted under the Plan after that date.
Tax Status of Third Amended and Restated Plan Awards
The following discussion of the U.S. federal income tax status of awards under the Third Amended and Restated Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax laws. Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.
Nonqualified Stock Options and Incentive Stock Options. No income will be realized by an optionholder, and no deduction will be taken by us, upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionholder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “spread”) at the time of exercise. The spread will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code of compensation paid to executives designated in those sections. The optionholder’s tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionholder. Upon sale of the shares received by the optionholder upon exercise of the nonqualified stock option, any gain or loss is generally long term or short term capital gain or loss, depending on the length of the period that the optionholder holds the shares. The optionholder’s holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option. Additional considerations may be applicable to individuals who are subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act.

The payment by an optionholder of the exercise price, in full or in part, with previously acquired shares of common stock will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionholder upon the surrender of the previously acquired shares to us, and shares received by the optionholder, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to us and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionholder in excess of the number of shares surrendered to us will be taxable to the optionholder. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.
The Code requires that, for incentive stock option treatment, shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread will be an “item of tax preference” which may give rise to “alternative minimum tax” liability at the time of exercise. If the optionholder does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of such shares, the optionholder will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those sections.
Stock Appreciation Rights. No income is realized by the participant at the time a stock appreciation right is granted, and no deduction is available to us at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the common stock received by the participant, and we will be entitled to a deduction of equivalent value, subject to the provisions of Sections 162(m) and 280G of the Code.
Restricted Stock. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes taxable income equal to the fair market value of restricted stock generally at the time the restrictions on the shares lapse and/or the performance criteria are satisfied, as applicable, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of grant by us to the participant of the stock award as permitted under Section 83(b) of the Code, in which case both our deduction and the participant’s inclusion in income occur on the grant date. In the absence of an election under Section 83(b), the value of any part of such stock award is taxable as ordinary income to such participant on the date(s) on which such stock is received (i.e., vested), and we will be entitled to a corresponding tax deduction.
Restricted Stock Units. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes taxable income equal to the fair market value of the shares underlying the restricted stock units at the time the units vest and shares of common stock or cash are issued or paid. Section 83(b) of the Code is not applicable to restricted stock units. The value of any part of restricted stock units distributed to participants is taxable as ordinary income to such participant in the year in which such stock is received, and we will be entitled to a corresponding tax deduction.

Other Awards. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes ordinary income equal to the value of the award at the time of vesting or payment, whether such award is paid in cash or stock.
Deduction Limits under Section 162(m). Section 162(m) of the Code, as amended by the 2017 U.S. tax reform legislation, limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer and certain of the corporation’s current and former executive officers. Prior to the enactment of the tax reform legislation, Section 162(m)’s deductibility limitation was subject to an exception for compensation meeting the requirements of  “qualified performance-based compensation.” Stock options and certain performance awards granted under the 2010 Plan (together, “Outstanding Qualified Performance-Based Awards”) were intended to qualify for such exception. The tax reform legislation has eliminated the exception for qualified performance-based compensation, effective for tax years beginning after December 31, 2017. Accordingly, any amount payable to covered executive officers pursuant to any such remaining Outstanding Qualified Performance-Based Awards or otherwise in excess of  $1 million per year will be deductible only if it qualifies for limited transition relief applicable to certain written binding contracts in effect on November 2, 2017. Although any remaining Outstanding Qualified Performance-Based Awards continue to be governed by the applicable terms of the 2010 Plan as in effect prior to the adoption of the Plan, due to the uncertain scope of the transition relief, no assurances can be given that amounts payable pursuant to such awards will in fact be deductible.
Section 409A of the Code. Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on a participant’s election to defer compensation and the participant’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the participant’s disability, a predetermined date, or the participant’s death). Section 409A imposes restrictions on a participant’s ability to change his or her distribution timing or form after the compensation has been deferred. If an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
New Plan Benefits
We cannot currently determine the exact number of awards to be granted under the Third Amended and Restated Plan to our named executive officers, to all executive officers as a group, to our directors, or to all employees as a group.
Under our current non-employee director compensation program, we grant $140,000 in restricted stock units to each of our non-employee directors on an annual basis. In addition, we generally grant periodic equity awards to our executive officers and employees. See “Executive Compensation Tables and Accompanying Narrative—Grants of Plan Based Awards – 2019” for the number of stock options and restricted stock units granted to the named executive officers during the fiscal year ended December 31, 2019. For additional information about equity grants to our executive officers, see “Executive Compensation: Compensation Discussion and Analysis.” We currently expect that we will continue to grant equity awards to our directors, executive officers and employees.
In February 2020, the Committee approved a grant, contingent on stockholder approval of the Plan, of restricted stock units as set forth in the table below. If the Plan is not approved, these awards will be canceled.

NEW PLAN BENEFITS Third Amended and Restated 2010 Omnibus Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Units
Ritch N. Wood Chief Executive Officer	1,400,000	45,978
Mark H. Lawrence Executive VP and Chief Financial Officer	400,000	13,137
Ryan S. Napierski President	606,000	19,902
Joseph Y. Chang Executive VP of Product Dev. and Chief Scientific Officer	284,000	9,327
D. Matthew Dorny Executive VP and General Counsel	284,000	9,327
Executive Group	2,974,000	97,671
Non-Executive Director Group	-	-
Non-Executive Officer Employee Group	13,529,056	444,425
	16,503,056	542,096

(1)  As of February 14, 2020, the date determined by the Committee when it approved the grant.

Other than as set forth above, we are not obligated to grant any awards under the Plan and we do not have any specific current plans or commitments for awards under the Plan.
Historical Awards under the Second Amended and Restated 2010 Omnibus Incentive Plan
The 2010 Omnibus Incentive Plan was effective on May 26, 2010. The following table sets forth information with respect to stock options and restricted stock units granted pursuant to the 2010 Omnibus Incentive Plan (including all subsequent amendments) to our named executive officers, the director nominees and the other specified groups set forth below since its inception through March 24, 2020 (excluding forfeitures).
HISTORICAL GRANTS TABLE 2010 Omnibus Incentive Plan (including amendments prior to the Plan)
Name and Position	Options Granted (1)	Restricted Stock Units Granted (1)
Ritch N. Wood(2) Chief Executive Officer	1,071,096	106,480
Mark H. Lawrence Executive VP and Chief Financial Officer	147,302	46,146
Ryan S. Napierski(2) President	632,417	81,601
Joseph Y. Chang(2) Executive VP of Product Dev. and Chief Scientific Officer	478,007	46,632
D. Matthew Dorny(2) Executive VP and General Counsel	467,507	37,974
All current executive officers as a group (6 persons)	2,846,329	333,833
All current non-executive directors as a group (6 persons)	120,000	68,824
All current employees (other than executive officers) as a group (293 persons)	4,603,223	1,603,098
	7,569,552	2,005,755

(1)
Where performance-based options or performance-based restricted stock units were granted, the table reflects the target number of options or restricted stock units that could have become eligible for vesting or exercisable.

(2)
The awards granted to each of Messrs. Wood, Napierski, Chang and Dorny, as well as to Truman Hunt, our  former CEO who is currently on a leave of absence and who received an aggregate 1,465,200 options and restricted stock units, represent at least 5% of the aggregate awards granted to all of our current executive officers, directors and employees under the 2010 Plan..

Valuation of Our Common Stock
On March 31, 2020, the closing price of our common stock, as reported on the New York Stock Exchange, was $21.85 per share.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE THIRD AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee is also involved in the selection of the lead audit engagement partner whenever a rotational change is required, normally every five years.
PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm for the 2019 fiscal year. PwC has served in this capacity since the 1994 fiscal year, and the Audit Committee has selected PwC to serve in this capacity for the 2020 fiscal year. The Audit Committee believes that the continued retention of PwC as our independent registered public accounting firm for 2020 is in the best interests of our company and our stockholders. Before determining to retain PwC for 2020, the Audit Committee evaluated PwC’s performance and qualifications, considering such factors as technical competence, independence, adequacy of staffing the audit, quality and efficiency of services, expertise with our company and industry, reasonableness of fees, and quality and candor of communications.
As a matter of good corporate governance, we are asking stockholders to ratify the selection of PwC as our independent registered public accounting firm for 2020. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Fees to Independent Registered Public Accountants
The following table presents approximate fees for professional services rendered by PwC for the audit of our annual financial statements for the 2018 and 2019 fiscal years and approximate fees billed for other services rendered by PwC during those periods.
	Fiscal 2019 ($)	Fiscal 2018 ($)
Audit Fees(1)	3,132,000	3,058,000
Audit-Related Fees(2)	355,000	235,000
Tax Fees(3)	1,398,000	2,032,000
All Other Fees(4)	7,000	1,000
Total	4,892,000	5,326,000

(1)
Audit Fees consist of fees billed or expected to be billed for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees for 2019 consist primarily of (1) reviews and evaluations of our system implementations and methodologies related to the adoption of new accounting standards; and (2) services in connection with our debt refinance and acquisitions. Audit-Related Fees for 2018 consist primarily of (1) reviews and evaluations of our system implementations and methodologies related to the adoption of new accounting standards and tax reform; and (2) services in connection with our debt refinance and acquisitions.

(3)
Tax Fees for 2019 consist of approximately $1,085,000 in fees for tax compliance work and $313,000 in fees for tax planning work. Tax Fees for 2018 consist of approximately $1,428,000 in fees for tax compliance work and $604,000 in fees for tax planning work.

(4)	All Other Fees consist of access fees to an online accounting and financial information resource site.

Audit and Non-Audit Services Pre-Approval Policy
Under the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm. Under the policy, proposed services may be either pre-approved categorically within specified budgets (“general pre-approval”) or specifically pre-approved on a case-by-case basis (“specific pre-approval”). In approving any services by the independent registered public accounting firm, the Audit Committee will consider whether the performance of any such service would impair the independent registered public accounting firm’s independence. The policy also authorizes the Audit Committee chair to provide specific pre-approval for services, provided that she or he reports the pre-approval to the Audit Committee at its next scheduled meeting.
The Audit Committee must specifically pre-approve the terms and fees of each annual audit services engagement. All other Audit, Audit-Related, Tax, and All Other Services (each defined in the policy) may be generally pre-approved pursuant to projected categorical budgets. The Audit services subject to general pre-approval include such services as statutory audits or financial audits for subsidiaries or affiliates and services associated with SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Tax services include tax compliance, tax planning, and tax advice. All Other Services are those routine and recurring services that the Audit Committee believes will not impair the independence of our registered public accounting firm. The Securities and Exchange Commission prohibits our independent registered public accounting firm from performing certain non-audit services, and under no circumstances will the Audit Committee approve such services.
The Audit Committee will review the generally pre-approved services from time to time, at least annually. Any changes to budgeted amounts or proposed services will require specific pre-approval by the Audit Committee.
In 2019, all of the services provided by PwC were approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Audit Committee Report
The Audit Committee is responsible for monitoring our financial auditing, accounting, and financial reporting processes and our system of internal controls on behalf of the Board. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor these processes. In this context, the Audit Committee met and held discussions with management, our internal auditors and PwC. Management represented to the Audit Committee that the consolidated financial statements for the fiscal year 2019 were prepared in accordance with generally accepted accounting principles.
The Audit Committee hereby reports as follows:
−
The Audit Committee has reviewed and discussed the audited consolidated financial statements and accompanying management’s discussion and analysis of financial condition and results of operations with our management and PwC. This discussion included PwC’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

−	The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission.
−
PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC the accounting firm’s independence. The Audit Committee also considered whether non-audit services provided by PwC during the last fiscal year were compatible with maintaining the accounting firm’s independence.

−
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Edwina D. Woodbury, Chair
Daniel W. Campbell
Thomas R. Pisano

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Review and Approval of Related-Person Transactions
Our Audit Committee Charter requires that the Audit Committee review related-person transactions that are significant in size and relevant to an understanding of our financial statements, and approve or reject such transactions. The Charter further requires the Audit Committee to review the policies and procedures utilized by management for the implementation of such transactions. The Charter provides that the Committee has delegated the review and approval or rejection of related-person employment matters to the Executive Compensation Committee.
We have adopted a written policy and procedures with respect to related-person transactions, which include specific provisions for the approval of related-person transactions. Pursuant to this policy, related-person transactions include a transaction, arrangement or relationship in which we and certain enumerated related persons participate and the amount involved exceeds $25,000.
In the event that a related-person transaction is identified, it must be reviewed and approved or ratified by our Audit Committee. If it is impracticable for our Audit Committee to review the transaction, the transaction will be reviewed by the chair of our Audit Committee if the amount involved is less than $120,000, whereupon the chair of our Audit Committee will report to the Audit Committee the approval or disapproval of the transaction.
In reviewing and approving related-person transactions, the Audit Committee or its chair is required to consider all information that the Audit Committee or its chair believes to be reasonable in light of the circumstances. The Audit Committee or its chair, as the case may be, shall approve only those related-person transactions that are determined to be in, or not inconsistent with, our best interests and those of our stockholders, as the Audit Committee or its chair determines in good faith. No member of the Audit Committee shall participate in any review, consideration or approval of any related-person transaction with respect to which the member or any of his or her immediate family members has an interest.
Related-Person Transactions
Employee Family Members. During 2019, we paid employment compensation in excess of $120,000 to one relative of each of Steve Lund, Ritch Wood, and Ryan Napierski.
−	Eric Lund, the brother of Steve Lund, received approximately $132,000 in salary, bonuses and other compensation.
−	Ryan Wood, the brother of Ritch Wood, received approximately $405,000 in salary, bonuses and other compensation, 1,670 restricted stock units and 2,294 performance-based stock options.
−
Cade Napierski, the brother of Ryan Napierski, received approximately $814,000 in salary, bonuses, expatriate benefits (including an education and housing allowance and other benefits) and other compensation, 932 restricted stock units and 1,280 performance-based stock options.

These three individuals also participated in the employee benefit plans available generally to our employees.

STOCK OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of March 31, 2020, except where the footnotes to the table indicate a different date. Unless otherwise indicated in the footnotes to the table, the stockholders listed have direct beneficial ownership and sole voting and investment power with respect to the shares beneficially owned. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 53,038,441 shares of Class A Common Stock outstanding on March 31, 2020 plus the number of shares of Class A Common Stock that such person or group had the right to acquire within 60 days after March 31, 2020.
Directors, Executive Officers, 5% Stockholders	Number of Shares(1)	Percent of Class
Ritch N. Wood(2)	457,939	*
Ryan S. Napierski	324,436	*
Joseph Y. Chang(3)	317,399	*
Steven J. Lund(4)	250,854	*
D. Matthew Dorny(5)	197,670	*
Daniel W. Campbell(6)	92,190	*
Andrew D. Lipman	89,100	*
Thomas R. Pisano(7)	62,356	*
Mark H. Lawrence	39,473	*
Edwina D. Woodbury(8)	13,406	*
Zheqing (Simon) Shen	13,375	*
Laura Nathanson	2,878	*
All directors and executive officers as a group (12 persons)	1,861,076	3.4%
BlackRock Inc.(9)	6,686,605	12.6%
The Vanguard Group(10)	5,955,401	11.2%
Wellington Management Group LLP(11)	3,189,564	6.0%

*	Less than 1%
(1)
Includes shares that the above individuals have the right to acquire within 60 days as follows: Mr. Wood – 332,134; Mr. Napierski – 264,656; Mr. Chang – 194,361; Mr. Lund – 0; Mr. Dorny – 166,811; Mr. Campbell – 22,878; Mr. Lipman – 22,878; Mr. Pisano – 17,878; Mr. Lawrence – 26,164; Ms. Woodbury – 7,878; Mr. Shen – 7,878; Ms. Nathanson – 2,878; and all directors and executive officers as a group – 1,066,394.

(2)	Includes 2,000 shares that Mr. Wood jointly owns with family members.
(3)	Includes 65,000 shares held in a trust for which Mr. Chang’s spouse serves as trustee.
(4)
Includes 245,218 shares held by a family limited liability company for which Mr. and Mrs. Lund serve as co-managers and share voting and investment power. Also includes 5,636 shares held indirectly by Mr. and Mrs. Lund as co-trustees with respect to which they share voting and investment power.

(5)	Includes 25,230 shares that are held in a revocable trust for which Mr. and Mrs. Dorny act as co-trustees and share voting and investment power.
(6)	Includes 69,312 shares that Mr. Campbell jointly owns with his spouse.
(7)	Includes 44,478 shares that Mr. Pisano jointly owns with his spouse.
(8)	In addition to the shares reported in the table above, Ms. Woodbury has elected to defer receipt of an additional 1,413 shares pursuant to the company’s Deferred Compensation Plan.
(9)
The information regarding the number of shares beneficially owned or deemed to be beneficially owned by BlackRock, Inc. was taken from a Schedule 13G/A filed by that entity with the Securities and Exchange Commission on February 4, 2020 and disclosing ownership information as of December 31, 2019. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power for 6,452,004 shares and sole dispositive power for 6,686,605 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(10)
The information regarding the number of shares beneficially owned or deemed to be beneficially owned by The Vanguard Group was taken from a Schedule 13G/A filed by that entity with the Securities and Exchange Commission on February 12, 2020 and disclosing ownership information as of December 31, 2019. According to the Schedule 13G/A, The Vanguard Group has sole voting power for 28,463 shares, sole dispositive power for 5,914,447 shares, shared voting power for 19,952 shares, and shared dispositive power for 40,954 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(11)
The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Wellington Management Group LLP was taken from a Schedule 13G filed by that entity and related entities with the Securities and Exchange Commission on January 28, 2020 and disclosing ownership information as of December 31, 2019. According to the Schedule 13G, Wellington Management Group LLP and related entities beneficially own shares as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Wellington Management Group LLP	2,922,442	3,189,564	3,189,564
Wellington Group Holdings LLP	2,922,442	3,189,564	3,189,564
Wellington Investment Advisors Holdings LLP	2,922,442	3,189,564	3,189,564
Wellington Management Company LLP	2,825,686	2,965,493	2,965,493

The address of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING
In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting, the written proposal must be received at our principal executive offices no later than the close of business on December 23, 2020. Proposals should be addressed to: Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. Such proposals also will need to comply with the requirements contained in our Bylaws and Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Any stockholder proposal, including any director nomination, that is not submitted for inclusion in our 2021 proxy statement under Securities and Exchange Commission regulations, but is instead sought to be presented directly at our 2021 annual meeting, must be received by the Corporate Secretary at the above address no later than January 22, 2021. However, if the date of our 2021 annual meeting is changed by more than 30 days from the one-year anniversary of our 2020 Annual Meeting, a stockholder’s notice must be received by our Corporate Secretary at the above address not later than the close of business on the later of (a) the 90th day before the 2021 annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, if the number of directors to be elected is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentences, then with respect to nominees for any new positions created by such increase, the notice must be received by the Corporate Secretary at the above address no later than the close business on the 10th day following the day on which public announcement is first made by us. In addition, all notices must meet all information and other requirements contained in our Bylaws.
A stockholder may contact our Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
HOUSEHOLDING
We may deliver a single notice of internet availability or set of proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. To take advantage of this opportunity, the company and banks and brokerage firms that hold your shares may deliver only one notice of internet availability or set of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The company will deliver promptly, upon written or oral request, a separate copy of the notice of internet availability or set of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate notice of internet availability or set of proxy materials, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601 or by calling (801) 345-1000. Stockholders of record sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the company’s shares and wish to receive only one copy of the notice of internet availability or set of proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s future compensation decisions and performance. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “determine,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the possibility that management or the Executive Compensation Committee could decide not to follow the company’s compensation program as described in the Compensation Discussion and Analysis. The company’s performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this proxy statement to reflect any change except as required by law.
OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. If you return your signed and completed proxy card or vote by telephone or on the internet and other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have discretionary authority to vote for you on such matters in accordance with their best judgment, acting together or separately.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, without exhibits, may be obtained by stockholders without charge by written request to Investor Relations, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. A copy of the Annual Report on Form 10-K is also available on our Investor Relations website at ir.nuskin.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.
By Order of the Board of Directors,
STEVEN J. LUND
Chairman of the Board
Provo, Utah
April 13, 2020

APPENDIX A: THIRD AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN

Nu Skin Enterprises, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following Third Amended and Restated 2010 Omnibus Incentive Plan (the “Plan”).
1	PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.
2	DEFINITIONS
2.1 “2010 Plan” means the Company’s 2010 Omnibus Incentive Plan and its amendments prior to the Plan.
2.2 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
2.3 “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.
2.4 “Board” shall mean the board of directors of the Company.
2.5 “Change in Control” shall have the meaning set forth in Section 11.2.
2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.7 “Committee” shall mean the Executive Compensation Committee of the Board or a subcommittee thereof formed by the Executive Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.
2.8 “Consultant” shall mean any consultant or advisor or independent distributor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.
2.9 “Director” shall mean a non-employee member of the Board.
2.10 “Dividend Equivalents” shall have the meaning set forth in Section 12.5.
2.11 “Effective Date” shall have the meaning set forth in Section 13.16.
2.12 “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.14 “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in its sole discretion to be the fair market value of the Shares. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
2.15 “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.16 “Limitations” shall have the meaning set forth in Section 10.4.
2.17 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.18 “Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.19 “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
2.20 “Payee” shall have the meaning set forth in Section 13.2.
2.21 “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.
2.22 “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.
2.23 “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.24 “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.25 “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.26 “Permitted Assignee” shall have the meaning set forth in Section 12.3.
2.27 “Plan” shall mean this Third Amended and Restated 2010 Omnibus Incentive Plan.
2.28 “Prior Plans” shall mean, collectively, the Company’s 2006 Stock Incentive Plan and its amendments and the 2010 Plan.

2.29 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.30 “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.31 “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.32 “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.
2.33 “Shares” shall mean the shares of common stock of the Company.
2.34 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.
2.35 “Subsidiary” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain beneficially owns securities or interests representing 50% or more of the total combined voting power of all classes of securities or interests in one of the other entities in the chain. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted hereunder, “Subsidiary” shall mean any “subsidiary corporation” as defined in Section 424(f) of the Code.
2.36 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.37 “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.
3	SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to adjustment as provided in Section 12.2, as of the Effective Date, a total of 8.1 million Shares shall be authorized for grant under the Plan less one Share for every one Share that was subject to an option or stock appreciation right granted under the 2010 Plan after December 31, 2019 and 2.25 Shares for every one Share that was subject to an award other than an option or stock appreciation right granted under the 2010 Plan after December 31, 2019. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.25 Shares for every one Share granted. No future awards may be granted under any Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) any Shares subject to an award under the 2010 Plan are forfeited, or an award under the 2010 Plan expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the 2010 Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right, or an award other than an option or stock appreciation right under the 2010 Plan, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or of an option granted under the 2010 Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or with respect to options or stock appreciation rights under the 2010 Plan, (iii) Shares subject to a Stock Appreciation Right or to a stock appreciation right granted under the 2010 Plan, in either case that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or of options granted under the 2010 Plan.
(c)  Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.4, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
(d)  Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the 2010 Plan, and (ii) as 2.25 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the 2010 Plan.
3.2 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, Shares held in treasury or Shares purchased in the open market or otherwise.
4	ELIGIBILITY AND ADMINISTRATION
4.1 Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.
4.2 Administration.
(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) amend or modify any Award or waive any restrictions or conditions applicable to any Award or any Shares acquired pursuant thereto; (vi) accelerate, continue, or extend the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including with respect to the period following termination of a Participant’s employment or services; (vii) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (ix) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (x) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (xi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (xii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xiii) make any adjustments or modifications to Awards granted to Participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such Participants, to fulfill the purposes of the Plan and/or to comply with applicable local laws; (xiv) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.
(c) To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.
5	OPTIONS
5.1 Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. In no event may Dividend Equivalents be granted with respect to Options.
5.2 Award Agreements. All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.2), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4 Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.
5.5 Exercise of Options.
(a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.
(b) Unless otherwise provided in an Award Agreement, full payment of the Option price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check, bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct (including to a third-party brokerage firm if designated by the Company as its agent), and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.
(c)  Notwithstanding the foregoing, unless otherwise set forth in an Award Agreement, if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.
5.6 Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.
5.7 Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 5.5 million Shares, subject to adjustment as provided in Section 12.2.
6	STOCK APPRECIATION RIGHTS
6.1 Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee (provided that in no event may Dividend Equivalent Rights be granted with respect to Stock Appreciation Rights), including the following:
(a)    Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.
(b)     The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.
(c)     The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.
(d)     The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than seven years.
(e)    Unless otherwise set forth in an Award Agreement, if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.
(f)    Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.2), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.
7	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1 Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation (subject to the requirements of Section 409A of the Code). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.
7.2 Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3 Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award and shall not have any other rights of stockholder (other than the right to receive Dividend Equivalents, as set forth in Section 12.5, if so provided in the Award Agreement). Notwithstanding any provision of the Plan to the contrary, (a) any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award; and (b) cash dividends with respect to any Restricted Stock Award, stock, and any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.
7.4 Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.
8	OTHER SHARE-BASED AWARDS
8.1 Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other cash-based compensation.
8.2 Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any dividend equivalents, stock and other property distributed as a dividend or otherwise with respect to the number of Shares covered by an Other Share-Based Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by the Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.
8.3 Reserved.
8.4 Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
8.5 Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition, Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment of the deferred stock units.

9	PERFORMANCE AWARDS
9.1 Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.
9.2 Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.
9.3 Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.
9.4 Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
10	EXECUTIVE PERFORMANCE AWARD PROVISIONS
10.1 General.  Unless the Committee determines otherwise at the time of grant, Awards (other than time-based Restricted Stock Awards and time-based Restricted Stock Unit Awards) granted to executive officers are intended to be subject to this Article 10.

10.2 Performance Criteria. To the extent that any Award subject to this Article 10 is a Performance Award or is otherwise subject to the achievement of performance goals, the lapsing of restrictions thereon and the vesting or distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following or on such other measures as determined appropriate by the Committee: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; recruiting and maintaining personnel; distributor, executive distributor, or preferred customer metrics; product subscription orders; distributor and customer retention rates. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including, without limitation, (a) the effects of currency fluctuations; (b) restructurings, discontinued operations, extraordinary items, and other unusual, infrequent, non-recurring, or non-operational charges or events, (c) litigation, claim judgments, or settlements; (d) the discontinuation, disposal, or acquisition of a business or division; (e) asset write-downs; (f) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (g) any or all items that are excluded from the calculation of non-GAAP earnings, or (h) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals, and any exclusions, shall be set by the Committee within the time period prescribed by any applicable law.

10.3 Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances. The Committee must certify, in writing, the amount of the Award for each Participant for such Performance Period before payment of the Award is made.
10.4 Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 1,500,000 Shares or (ii) be granted more than 1,000,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period, that are subject to this Article 10 (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are subject to this Article 10 and are denominated in cash is $4,000,000, which limitation shall be included in the definition of “Limitations” for purposes of Section 12.1. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, if denominated in cash, toward the dollar amount in the preceding sentence).

11	CHANGE IN CONTROL PROVISIONS
11.1 Assumption or Substitution of Certain Awards.
(a) To the extent provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.
(c) Notwithstanding the foregoing provisions of this Section 11.1, and unless otherwise provided in an Award Agreement or other agreement with the Company, the vesting of any performance-based award (whether upon a Change in Control if the Awards are not assumed or substituted for, or upon a qualifying termination of employment that follows a Change in Control) shall be subject to the attainment of the underlying performance goals and shall vest based on actual performance.
(d) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.2 Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, “Change in Control” means the occurrence of any one of the following events; provided, however, that except with respect to paragraph (d) below, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur until consummation or effectiveness of a change in control of the Company and may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company:
(a) During any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Directors approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;
(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 90% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or
(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

12	GENERALLY APPLICABLE PROVISIONS
12.1 Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent, unless such amendments are, or Plan termination is, necessary or advisable to comply with applicable laws, as determined by the Committee.
12.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option price, grant price or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.
12.3 Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent permitted and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
12.4 Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5 Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested, provided that in all cases any Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award. Notwithstanding any provision of the Plan to the contrary, in no event shall any Award provide for the payment of dividends or Dividend Equivalents in any form prior to the vesting of such Award or applicable portion thereof.
13	MISCELLANEOUS
13.1 Award Agreements. Each Award Agreement shall either be (a) in a written form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) in an electronic form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards, as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
13.2 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state, local and non-U.S. taxes, as well as any social insurance or social security contributions and any other applicable taxes or charges required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the rate that will not cause an adverse accounting consequence or cost, including pursuant to ASC Topic 718, as applicable) otherwise deliverable in connection with the Award.
13.3 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4 Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
13.5 Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, to the maximum extent permitted under applicable law, an Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.
13.6 Clawback.  Notwithstanding any other provision of the Plan, all compensation awarded under the Plan and Prior Plans is subject to recovery or other penalties pursuant to (i) any clawback policy of the Company, as may be adopted or amended from time to time, (ii) any clawback provision set forth in an applicable Award Agreement; and (iii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Securities Exchange Act of 1934 and any applicable stock exchange listing rule adopted pursuant thereto. Further, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may terminate any Awards granted hereunder or under any Prior Plan and/or require any Participant to reimburse the Company the amount of any payment or benefit received with respect to any Awards granted hereunder or under any Prior Plan to the extent such Awards would not have been earned or accrued after giving effect to the accounting restatement. By accepting an Award hereunder, the Participant agrees to such recovery or other penalties.
13.7 Director Compensation.  Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards and all cash compensation, whether granted under the Plan or otherwise, granted to any Director during any single calendar year shall not exceed $750,000.
13.8 Minimum Vesting.  No Option or Stock Appreciation Right granted on or after the Effective Date may vest in less than one year from its date of grant.  Notwithstanding the foregoing, with respect to Options or Stock Appreciation Rights, up to 5% of the available shares of common stock authorized for issuance under the Plan as of the Effective Date may vest (in full or in part) in less than one year from their date of grant (the “5% Basket”).  Any Option or Stock Appreciation Right granted under the Plan may vest in full or in part upon death or disability of the Participant, or upon a Change in Control of the Company (in accordance with Section 11.1), and such vesting shall not count against the 5% Basket.
13.9 Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.10 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.11 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
13.12 Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
13.13 Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
13.14 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.15 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Utah, without reference to principles of conflict of laws, and construed accordingly.
13.16 Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the Shares entitled to vote at a duly constituted meeting of the stockholders of the Company (the “Effective Date”). The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided that in no event may an Incentive Stock Option be granted more than ten years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the Effective Date. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired. For the avoidance of doubt, if the Plan is not approved by the stockholders as described above, then the version of the 2010 Plan in effect immediately prior to such stockholder vote shall continue to operate and control according to its terms.
13.17 Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.18 Compliance with Section 409A of the Code. Awards under the Plan are intended to be exempt from or comply with Section 409A of the Code and shall be construed, interpreted and administered in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code to the extent such amendment is determined appropriate by the Committee, in each case without the consent of or notice to the Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a Participant’s termination of employment will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Further, notwithstanding anything to the contrary in the Plan or an Award Agreement, (a) if a Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of termination of employment with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be delayed to the extent required by Code Section 409A(a)(2)(B)(i); and (b) to the extent required under Section 409A of the Code in order to make payment of an Award upon a Change in Control, the applicable transaction or event described in Section 11.2 must qualify as a change in the ownership or effective control of the Company or as a change in the ownership of a substantial portion of the assets of the Company pursuant to Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the Participant.  Although the Company may attempt to avoid adverse tax treatment under Section 409A of the Code, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
13.19 No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the Securities and Exchange Commission ) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, or to take any actions to comply with applicable laws and regulations regardless of whether the Company in fact undertakes to register any of the foregoing or comply with such laws or regulations. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), or if the Company is otherwise not able to issue Shares in compliance with applicable laws and regulations, then the Company shall be relieved from any liability for failure to issue or transfer Shares and the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
13.20 Outstanding Qualified Performance-Based Awards. All provisions of the 2010 Plan governing Outstanding Qualified Performance-Based Awards that were in effect prior to the Effective Date shall continue in effect with respect to Outstanding Qualified Performance-Based Awards, notwithstanding the elimination of such provisions from the Plan as of the Effective Date. Further, no amendment or restatement of the 2010 Plan shall affect the terms and conditions of any Outstanding Qualified Performance Based-Award or any other award that the Company intends to qualify for grandfathering under P.L. 115-97, Section 13601(e)(2), to the extent that it would result in a material modification of such award within the meaning of such Section 13601(e)(2). For purposes of this Section 13.20, “Outstanding Qualified Performance-Based Award” means any award granted prior to the Effective Date that is outstanding as of the Effective Date and that is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code, as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97.
13.21 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxypush.com/NUS Use the Internet to vote your proxy until 11:59 p.m. (CT) on June 2, 2020. Scan code below for mobile voting. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 2, 2020. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. FPO Please fold here – Do not separate The Board of Directors recommends a vote FOR each director nominee listed in Proposal 1, and FOR Proposals 2, 3 and 4. 1.Election of directors: FORAGAINSTABSTAINFORAGAINSTABSTAIN a.Daniel W. Campbell■■■e.Thomas R. Pisano■■■ b.Andrew D. Lipman■■■f.Zheqing (Simon) Shen■■■ c.Steven J. Lund■■■g.Ritch N. Wood■■■ d.Laura Nathanson■■■h.Edwina D. Woodbury■■■ 2.Advisory approval of our executive compensation■For■Against■Abstain 3.Approval of our Third Amended and Restated 2010 Omnibus Incentive Plan■For■Against■Abstain 4.Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020■For■Against■Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ■Date __Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and titleof authorized officer signing the Proxy.

Nu Skin Enterprises, Inc. ANNUAL MEETING OF STOCKHOLDERS Wednesday, June 3, 2020 11:00 a.m., Mountain Daylight Time In response to the COVID-19 outbreak and public health concerns with in-person gatherings, the Annual Meeting will be held virtually, with attendance via live audio webcast. You will not be able to attend the Annual Meeting in person. You may attend the online meeting by doing the following: • Go to: https://web.lumiagm.com/290670911 • Click on “I have a control number” and enter the 11-digit EQ control number that appears in the box at the top of the reverse side of this Proxy. • Enter Meeting Code: NUSKIN2020 (case sensitive). proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 3, 2020. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” each director nominee listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. The proxy will be voted in the proxy holders’ discretion with respect to any other matters that may properly come before the meeting. By signing the proxy, you revoke all prior proxies and appoint Ritch N. Wood and Ryan S. Napierski, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side, and as more fully described in the proxy statement, and on any other matters which may come before the Annual Meeting and all adjournments or postponements thereof. This proxy shall also be valid at the Annual Meeting if the Annual Meeting’s date, time or location is changed. See reverse for voting instructions.